EXHIBIT 3.1

Execution Version

DAY ONE BIOPHARMACEUTICALS HOLDING COMPANY, LLC

AMENDED AND RESTATED OPERATING AGREEMENT

DATED AS OF FEBRUARY 1, 2021

A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE DELAWARE LIMITED LIABILITY COMPANY ACT

THE SECURITIES PROVIDED FOR HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND, EXCEPT AS PROVIDED IN THE INVESTORS’ RIGHTS AGREEMENT, THE COMPANY IS UNDER NO OBLIGATION TO REGISTER THE SECURITIES UNDER THE SECURITIES ACT OR ANY OTHER SUCH LAWS IN THE FUTURE.

THE SECURITIES PROVIDED FOR HEREIN MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS. ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THESE SECURITIES ARE CONTAINED IN ARTICLE XI OF THIS AGREEMENT. BASED UPON THE FOREGOING, EACH ACQUIROR OF SECURITIES MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

Page

Article I. Organization and Powers		1

1.01	Organization	1
1.02	Purposes and Powers.	2
1.03	Term	2
1.04	Registered Office and Registered Agent	2
1.05	Principal Place of Business	2
1.06	Fiscal Year	2
1.07	Qualification in Other Jurisdictions	3
1.08	Partnership Classification	3
1.09	Designation of Partnership Representative	3

Article II. Members		4

2.01	Members	4
2.02	Admission of New Members	5
2.03	Meetings of Members	5
2.04	Voting Rights	6
2.05	Preferred Shares Protective Provisions	7
2.06	Record Holders	9
2.07	Record Date	9
2.08	Member Registry	9
2.09	Limitation of Liability of Members; Indemnity	9
2.10	Authority	10
2.11	No Right to Withdraw	11
2.12	Rights to Information	11
2.13	Tax Information	11
2.14	Confidentiality	11
2.15	Lock-Up Obligation	12

Article III. Capital Structure		13

3.01	Classes of Shares	13
3.02	Conversion of Preferred Shares	16
3.03	Adjustments to Conversion Price for Diluting Issues	18
3.04	Adjustment for Share Splits and Combinations	22
3.05	Adjustment for Certain Distributions.	22
3.06	Adjustment for Merger or Reorganization, etc	23
3.07	Certificate as to Adjustments	23
3.08	Notice of Record Date	24
3.09	Automatic Conversion	24
3.10	No Tax Effect on Conversion	24
3.11	Certificates	24

Article IV. Board		25

i

4.01	Powers	25
4.02	Election and Qualification	25
4.03	Subsidiary Boards and Committees	27
4.04	Rights and Powers of the Board	27
4.05	Reliance by Third Parties	28
4.06	Tenure	28
4.07	Meetings and Expense Reimbursement	28
4.08	Notice of Meetings	28
4.09	Quorum	29
4.10	Action at Meeting	29
4.11	Action by Written Consent	29
4.12	Limitation of Liability of Managers	29
4.13	No Agency or Authority	30
4.14	No Liability for Election of Recommended Managers	30
4.15	No “Bad Actor” Designees	30

Article V. Officers		31

5.01	Enumeration	31
5.02	Election	31
5.03	Qualification	31
5.04	Tenure	31
5.05	Removal	31
5.06	Vacancies	31
5.07	President; Chief Executive Officer; and Chairman of the Board	31
5.08	Vice Presidents	31
5.09	Chief Financial Officer and Assistant Treasurers	32
5.10	Secretary and Assistant Secretaries	32
5.11	Other Powers and Duties	32

Article VI. Indemnification		32

6.01	Indemnification of Managers and Officers	32
6.02	Indemnification of Employees and Agents	33
6.03	Indemnification Upon Successful Defense	33
6.04	Advance Payments	33
6.05	Non-Exclusive Nature of Indemnification	34
6.06	Insurance	34

Article VII. Transactions with Interested Persons		34

7.01	Transactions with Interested Persons	34

Article VIII. Capital Accounts, Contributions and Loans		35

8.01	Capital Accounts	35
8.02	Contributions	36

Article IX. Allocations		36

9.01	Allocation of Net Income	36
9.02	Allocation of Net Loss	37

9.03	Loss Limitation	37
9.04	Allocations Upon Conversion	37
9.05	Allocations Upon Liquidation or Sale	38
9.06	Qualified Income Offset	38
9.07	Gross Income Allocation	38
9.08	Nonrecourse Deductions	39
9.09	LLC Minimum Gain Chargeback	39
9.10	Member Nonrecourse Debt	39
9.11	Member Minimum Gain Chargeback	39
9.12	Curative Allocations	40
9.13	Distributions of Nonrecourse Liability Proceeds	40
9.14	Allocation of Debt	40
9.15	Compliance with Code Section 704(b)	40
9.16	Section 704(c)	40
9.17	Forfeiture Allocations	41
9.18	Determinations	41

Article X. Distributions		41

10.01	Distribution of LLC Funds	41
10.02	Amount Withheld	42
10.03	Tax Distributions	42
10.04	Distribution Upon Liquidation or Dissolution	43
10.05	Distributions on Account of Unvested Shares; Participation Thresholds	46

Article XI. Transfer of Shares		46

11.01	Transfers by Members	46
11.02	Transfers Generally; Permitted Transfers and Prohibited Transferees	50
11.03	Drag-Along Right	52
11.04	Termination	55

Article XII. Dissolution, Liquidation, and Termination		56

12.01	Dissolution	56
12.02	Liquidation	56
12.03	Termination	56
12.04	Right to Convert to Corporate Form	57

Article XIII. General Provisions		58

13.01	Offset	58
13.02	Notices	58
13.03	Entire Agreement	58
13.04	Consent to Jurisdiction	58
13.05	Amendment or Modification	59
13.06	Binding Effect	59
13.07	Governing Law; Severability	60
13.08	Further Assurances.	60
13.09	Waiver of Certain Rights	60
13.10	Notice to Members of Provisions of this Agreement	60

13.11	Third Party Beneficiaries	60
13.12	Interpretation	60
13.13	Counterparts	61
13.14	Attorneys’ Fees	61
13.15	Prior Agreement	62

Schedule A – Members

DAY ONE BIOPHARMACEUTICALS HOLDING COMPANY, LLC

AMENDED AND RESTATED OPERATING AGREEMENT

This Amended and Restated Operating Agreement, dated as of February 1, 2021 (this “Agreement”), is by and among Day One Biopharmaceuticals Holding Company, LLC, a Delaware limited liability company (the “LLC”) and the persons identified as the Members on Schedule A attached hereto (such persons and their respective successors and permitted assigns being hereinafter referred to individually as a “Member” or collectively as the “Members”), as such Schedule A may hereinafter be amended.

RECITALS

WHEREAS, the LLC was formed on November 1, 2018 as a limited liability company under and pursuant to the Act (as defined below) as Hero Therapeutics Holding Company, LLC;

WHEREAS, the LLC and certain of the Members entered into that certain Amended and Restated Operating Agreement, dated as of December 16, 2019 (as amended, the “Prior Agreement”);

WHEREAS, pursuant to Section 13.05 of the Prior Agreement, the Prior Agreement may be amended by a written instrument signed by the LLC and the (as defined in the Prior Agreement) Preferred Members (as defined in the Prior Agreement) holding at least sixty percent (60%) of the then-outstanding Preferred Shares (the “Existing Members”); and

WHEREAS, the Existing Members desire to amend and restate the Prior Agreement in its entirety to, among other things, authorize Series B Convertible Preferred Shares (as defined below) of the LLC and establish the rights, preferences, powers and privileges of the Series B Convertible Preferred Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereto hereby agree as follows:

ARTICLE I. Organization and Powers

1.01 Organization

The LLC has been formed by the filing of its Certificate of Formation (as amended from time to time, the “Certificate of Formation”) with the Delaware Secretary of State pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “Act”). The rights and obligations of the LLC and the Members shall be provided in the Act, the Certificate of Formation and this Agreement. Additional rights and obligations of the LLC and the Preferred Members (as defined below) shall be provided in that certain Amended and Restated Investors’ Rights Agreement, dated of even date herewith, by and among the LLC and the Preferred Members (the “Rights Agreement”).

1.02 Purposes and Powers

Unless the Board of Managers of the LLC (the “Board”) otherwise determines, the LLC shall have authority to engage in any lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC. The principal purpose of the LLC is to hold equity interests in operating subsidiaries and to manage and dispose of such equity interests. The LLC (a) shall use reasonable best efforts to conduct its affairs in a manner that does not cause any Member (or beneficial owner thereof) to realize any “unrelated business taxable income” (as that term is defined in Sections 512 through 514 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any item of gross income that would be included in determining such Member’s unrelated business taxable income, (b) shall not engage in, or invest in any person that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (i) any “commercial activity” as defined in Section 892(a)(2)(i) of the Code, or (ii) a “trade or business within the United States” as defined in Section 864(b) of the Code, and (c) shall not make any investment that is a “U.S. real property interest,” within the meaning of Section 897 of the Code.

1.03 Term

The term of the LLC began upon the acceptance of the Certificate of Formation by the Delaware Secretary of State and shall continue in existence in perpetuity unless its existence is sooner terminated pursuant to the Act and this Agreement.

1.04 Registered Office and Registered Agent

The initial registered office of the LLC in the State of Delaware shall be located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808 and the name of the LLC’s initial registered agent in the State of Delaware at such address shall be Corporation Service Company. The Board may change the registered office or registered agent at any time by filing the address of the new registered office and/or the name of the new registered agent with the Delaware Secretary of State pursuant to the Act.

1.05 Principal Place of Business

The initial principal office and place of business of the LLC shall be 395 Oyster Point Blvd., Suite 217, South San Francisco, CA 94080. The Board may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business.

1.06 Fiscal Year

Except as otherwise provided by the Code, the fiscal year of the LLC shall end on December 31st in each year or such other date as the Board may determine from time to time.

1.07 Qualification in Other Jurisdictions

The Board shall cause the LLC to be qualified or registered under applicable laws of any jurisdiction in which the LLC transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration including, without limitation, the appointment of agents for service of process in such jurisdictions.

1.08 Partnership Classification

It is the intention of the parties hereto that the LLC be treated as a partnership for federal income tax purposes as defined in Section 7701 of the Code. Except as provided in Section 12.04, neither the LLC nor any Member shall file any tax election, or knowingly take (or knowingly cause or permit any of its Affiliates to take) any other action, that is inconsistent with the treatment of the LLC as a partnership for federal income tax purposes.

1.09 Designation of Partnership Representative

Jeremy Bender (or such other person as shall be selected by the Board) is hereby designated as the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the Bipartisan Budget Act of 2015 (“BBA”)). The Partnership Representative is specifically directed and authorized to take whatever steps he, she or it, in his, her or its sole discretion, deems necessary or desirable to perfect such designation including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. The Board may, in its discretion, change the Partnership Representative at any time and from time to time. The Partnership Representative shall act at the direction of the Board. The Board shall determine whether the LLC (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by the Internal Revenue Service or any other taxing authority. The Partnership Representative shall manage administrative tax proceedings conducted at the LLC level by the Internal Revenue Service with respect to LLC matters, and shall deal with the Internal Revenue Service on any audits that are subject to the partnership audit provisions of the BBA. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the LLC unless previously authorized to do so in writing by the Partnership Representative, which authorization may be withheld by the Partnership Representative, at the direction of the Board. Members shall be bound by the actions taken by the Partnership Representative in accordance with this section. The LLC shall use commercially reasonable efforts to minimize the likelihood that any Member would bear any material tax, interest or penalties as a result of any audit or proceeding that is attributable to another Member (other than a predecessor in interest). Expenses of administrative proceedings relating to the determination of LLC items at the LLC level undertaken by the Partnership Representative shall be LLC expenses. Without limiting the generality of the foregoing, at the direction of the Board, the Partnership Representative shall have the sole and exclusive authority to make any elections on behalf of the LLC permitted to be made pursuant to Section 754 or any other section of the Code or the regulations promulgated thereunder. In the event of an audit of the LLC that is subject to the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”), at the direction of the Board, the Partnership Representative shall have the right to make any and all elections and to take any actions that are available to be made or taken by the Partnership Representative or the LLC under the BBA Procedures. If an election under Code Section 6226(a) (as amended by the BBA) is made, the LLC shall furnish to each Member for the year under audit a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment, and each Member shall take such adjustment into account as required under Code Section 6226(b) (as amended by the BBA). The Partnership Representative shall, at the LLC’s expense, file or cause to be filed all tax returns of the LLC with the appropriate tax authorities.

ARTICLE II. Members

2.01 Members

(a) The Members and their addresses are listed on Schedule A attached hereto and such Schedule A shall be amended from time to time by the Board to reflect the withdrawal of Members, the admission of additional Members, Transfers of Shares (each as defined below) or the issuance of additional Shares pursuant to (i) this Agreement or (ii) the Series B Preferred Share Purchase Agreement, dated of even date herewith, by and among the LLC and certain of the Preferred Members (the “Purchase Agreement”). The Members shall constitute a single class or group of members of the LLC for all purposes of the Act, unless otherwise expressly provided herein. The LLC will, upon written request, provide Members with the most recently amended Schedule A, which shall constitute the record list of the Members for all purposes of this Agreement.

(b) Each Member hereby severally and not jointly represents and warrants to the LLC that (i) such Member has all requisite power and authority to execute, deliver and perform such Member’s obligations under this Agreement, (ii) all action on the part of such Member and, as applicable, its directors, officers, managers, members, partners and stockholders, necessary for the authorization, execution, delivery and performance of all obligations of such Member under this Agreement has been taken, (iii) this Agreement constitutes the valid and legally binding obligation of such Member and is enforceable against such Member in accordance with its terms except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (B) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (C) to the extent that the enforceability of indemnification provisions may be limited by applicable laws, (iv) such Member understands that the equity interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with, (v) the authorization, execution, delivery and performance of all obligations of such Member under this Agreement do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to such Member, any provision of such Member’s charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which such Member is a party or by which such Member is bound, (vi) such Member is the record beneficial owner of the Shares set forth opposite his, her or its name on Schedule A attached hereto and, except as set forth opposite such Member’s name on Schedule A attached hereto, such Member does not own or hold any legal or beneficial right, title or interest in or to any Shares or other securities of the LLC, (vii) such Member has been furnished with such documents, materials and information as he, she or it deems necessary or appropriate for evaluating whether to execute this Agreement, such Member has had the opportunity to ask questions of, and receive answers from, the managers and officers of the LLC, and persons acting on the LLC’s behalf, concerning the terms and conditions of the transactions contemplated by this Agreement and (viii) such Member is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As used herein, “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person, including, without limitation, any general partner, manager, managing member, officer, director or trustee of such person, or any venture capital fund, private investment vehicle or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members, private investment vehicle or investment advisers of, or shares the same management company, ultimate beneficial owner or investment adviser with, such person.

2.02 Admission of New Members

Additional persons may be admitted to the LLC as Members in accordance with the terms of this Agreement, the Purchase Agreement, and upon such other terms as are established by the Board. New Members shall be admitted in accordance with the terms of this Agreement, the Purchase Agreement, and at the time when all conditions to their admission have been satisfied, as determined by the Board, and their identity, Shares and Contributions (if any) under Section 8.02 have been established by amendment of Schedule A attached hereto.

2.03 Meetings of Members

(a) Notice of Meetings. Regular meetings of Members shall not be held; however, special meetings of Members shall be held at such times as the Members, individually or collectively, owning twenty-five percent (25%) or more of the aggregate number of the then outstanding Common Shares and Preferred Shares (calculated on an as-converted to Common Share basis) ((i) and (ii) collectively, the “Capital Shares”), or at such time as the Board may request. A written notice stating the place, date and hour of all meetings of Members shall be given by the Secretary (or other person authorized by the Board) not less than five (5) nor more than sixty (60) days before the meeting to each Member entitled to vote thereat and to each Member who, under this Agreement, is entitled to such notice by delivering such notice to such Member in accordance with Section 13.02. Notice need not be given to a Member if a written waiver of notice is executed before or after the meeting by such Member or if such Member attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

(b) Quorum. The Members holding a majority (on an as-converted to Common Share basis) of the Capital Shares then outstanding and entitled to vote at a meeting shall constitute a quorum; provided, however, that if the vote of a separate class and/or a larger vote of Shares is required by this Agreement or otherwise, then the Members holding a majority of such Shares constituting such separate class or such vote of a larger number of such Shares, as the case may be, that are outstanding shall constitute a quorum for such purpose. Any meeting may be adjourned from time to time by the holders of a majority of the votes properly cast upon the question, whether or not a quorum is present.

(c) Voting and Proxies. Members may vote either in person or by written proxy, but no proxy shall be voted or acted upon after ten (10) years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

(d) Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the Members holding a majority (on an as-converted to Common Share basis) of the Capital Shares voting on such matter except where a larger vote or separate class vote is required by law or by this Agreement. The LLC shall not vote any of its own Shares.

(e) Action without a Meeting. Any action required or permitted by law to be taken at any meeting of Members may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Capital Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all outstanding Capital Shares were present and voted. Prompt written notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those holders of outstanding Capital Shares who have not consented in writing.

(f) Conference Communications. Members may participate in meetings of Members by means of conference telephone or similar communications equipment by means of which all Members participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

2.04 Voting Rights

(a) Common Shares. Unless otherwise required by the Act or this Agreement, on any matter presented to the Members for their action or consideration at any meeting of the Members (or written actions in lieu of meetings), the holders of outstanding Common Shares (each, a “Common Member”) are entitled to one vote for each Common Share owned by them of record according to the books of the LLC. There shall be no cumulative voting.

(b) Preferred Shares. Unless otherwise required by the Act or this Agreement, on any matter presented to the Members for their action or consideration at any meeting of the Members (or written actions in lieu of meetings), the holders of outstanding Preferred Shares (each, a “Preferred Member”) are entitled to cast the number of votes equal to the number of whole Common Shares into which the Preferred Shares owned by such Preferred Member of record according to the books of the LLC are convertible as of the record date for determining Members entitled to vote on such matter. Except as provided by law or by the other provisions of this Agreement, Preferred Members shall vote together with the Common Members as a single class and on an as-converted to Common Share basis. There shall be no cumulative voting. The Common Shares and Preferred Shares are sometimes referred to herein as “Voting Shares.”

(c) Incentive Shares. Unless otherwise required by the Act or this Agreement, no Incentive Member (as defined below) shall be entitled to any voting, consent or approval rights with respect to the Incentive Shares (as defined below) held by such Incentive Member.

(d) Election of Directors. Subject to Article IV below, (i) the holders of Series A Convertible Preferred Shares, exclusively and as a separate class, shall be entitled to elect three (3) Managers (as defined below) of the LLC (collectively, the “Series A Managers”), (ii) the holders of Series B Convertible Preferred Shares, exclusively and as a separate class, shall be entitled to elect one (1) Manager of the LLC (the “Series B Manager” and, together with the Series A Managers, the “Preferred Managers”), (iii) the Common Members, exclusively and as a separate class, shall be entitled to elect one (1) Manager of the LLC (the “Common Manager”) and (iv) the Common Members and Preferred Members, exclusively and voting together as a single class on an as-converted to Common Share basis, shall be entitled to elect the balance of the total number of Managers of the LLC. At any meeting held for the purpose of electing a Manager, the presence in person or by proxy of the holders of a majority of the outstanding Shares of the class or series entitled to elect such Manager shall constitute a quorum for the purpose of electing such Manager. Except as otherwise provided in this Agreement, a vacancy of any Manager position filled by the Members of any class or series shall be filled only by vote or written consent in lieu of a meeting of the Members of such class or series or by any remaining Manager or Managers elected by the Members of such class or series pursuant to this Section 2.04(d).

2.05 Preferred Shares Protective Provisions

At any time when any Preferred Shares are outstanding, the LLC shall not, and shall not permit any of its subsidiaries to, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by the Act or this Agreement) the written consent or affirmative vote of Preferred Members holding at least sixty percent (60%) of the then-outstanding Preferred Shares, which shall include the written consent or affirmative vote of at least one Preferred Member who is a holder of solely Series B Convertible Preferred Shares (which, for clarification, shall exclude any Preferred Member holding any Series A Convertible Preferred Shares) (the “Required Holders”) given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) create, or authorize the creation of, or issue or obligate itself to issue shares of, any class or series of capital shares unless the same ranks junior to the Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the LLC, the payment of distributions and rights of redemption;

(b) (i) reclassify, alter or amend any existing security of the LLC that is pari passu with the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the LLC, the payment of distributions or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to the Preferred

Shares in respect of any such right, preference, or privilege or (ii) reclassify, alter or amend any existing security of the LLC that is junior to the Preferred Shares in respect of the distribution of assets on the liquidation, dissolution or winding up of the LLC, the payment of distributions or rights of redemption, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Preferred Shares in respect of any such right, preference or privilege;

(c) set aside or make any distribution in respect of, or redeem (or permit any subsidiary to redeem), or purchase or otherwise acquire any of, (or pay into or set aside for a sinking fund for such purpose) the Shares or other equity securities; provided, however, that this restriction shall not apply to (i) distributions payable on the Common Shares solely in the form of additional Common Shares, (ii) the repurchase of Common Shares or Incentive Shares from managers, directors, officers, employees, advisors, consultants or other persons performing services for the LLC or any subsidiary of the LLC upon termination of such person’s employment or other relationship with the LLC at no greater than the original purchase price or (iii) distributions of cash in accordance with Section 10.03;

(d) cause any subsidiary to pay or declare any dividend or make any distribution on any shares of capital stock of such subsidiary (unless the same is approved by the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers);

(e) effect any merger, consolidation, reclassification, liquidation, dissolution, winding-up, recapitalization, or reorganization or sale or exclusive license of all or substantially all of its assets;

(f) amend, alter, repeal or waive any provision of this Agreement or the Certificate of Formation;

(g) increase the number of authorized Preferred Shares, Common Shares or Incentive Shares;

(h) acquire any new preclinical or clinical development program/compound or an equity interest in any entity that is not a wholly owned subsidiary of the LLC (unless the same is approved by the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers);

(i) issue any security of any subsidiary other than to the LLC (unless the same is approved by the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers); or

(j) incur any indebtedness or issue any guaranty of any third-party obligation in an amount greater than $1,000,000 (unless the same is approved by the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers), other than ordinary course trade payables, borrowing between the LLC and its subsidiaries or between the LLC’s subsidiaries.

2.06 Record Holders

Except as may otherwise be required by applicable law or by this Agreement, the LLC shall be entitled to treat the record holder of Shares as shown on its books as the owner of such Shares for all purposes, including the payment of distributions and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such Shares, until such Shares have been transferred on the books of the LLC in accordance with the requirements of this Article II and in compliance with the transfer restrictions set forth in Article XI of this Agreement. It shall be the duty of each Member to notify the LLC of its address or any change thereof.

2.07 Record Date

In order that the LLC may determine the Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or to express consent to an action of the LLC in writing without a meeting, or entitled to receive payment of any distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of Shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than five (5) business days before the date of such meeting, nor more than sixty (60) days prior to any other action. In such case only Members of record on such record date shall be so entitled notwithstanding any transfer of Shares on the books of the LLC after the record date. If no record date is fixed, (a) the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day preceding the day on which notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, (b) the record date for determining Members entitled to express consent to LLC action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed and (c) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.08 Member Registry

The LLC shall maintain a true and complete registry of the Members including the name and address of each Member, the number and class or series of Shares held by such Member and the Contributions (as defined below) made by such Member.

2.09 Limitation of Liability of Members; Indemnity

Except as otherwise provided in the Act, no Member, solely in his, her or its capacity as a Member, shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member, whether arising in contract, tort or otherwise except for the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC. No Member, solely in his, her or its capacity as a Member, shall have any duty to the LLC, any other Member or any other person under this Agreement, applicable law or otherwise except for the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC and except for the express obligations of such Member set forth in this

Agreement. To the fullest extent permitted by the Act, all fiduciary and other duties of each Member, solely in his, her or its capacity as a Member, to the LLC, any other Member or any other person under this Agreement, applicable law or otherwise, other than the obligations that such Member has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC and except for the express obligations of such Member set forth in this Agreement, are expressly eliminated and each party hereto hereby agrees that such elimination of such fiduciary and other duties is reasonable. Without limiting the generality of the foregoing, in the event that a Member who is not an employee of the LLC or any subsidiary of the LLC acquires knowledge of a potential transaction or matter that may be a business opportunity for such Member or an Affiliate of such Member, such Member shall not have a duty to communicate or offer such business opportunity to the LLC or be liable to the LLC or its Members or creditors or any other person for breach of any duty as a Member by reason of the fact that such Member pursues or acquires such business opportunity for such Member or an Affiliate, directs such business opportunity to another person, or does not communicate information regarding, or offer, such business opportunity to the LLC. No Member shall have any responsibility to restore any negative or deficit balance in its Capital Account (as defined in Section 8.01) or to contribute to or in respect of the liabilities or obligations of the LLC or to return distributions made by the LLC except as required by the Act or other applicable law. The failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or the Managers responsible for the liabilities of the LLC. Except for (a) claims as to which such Member has agreed to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, (b) the breach of the express obligations of such Member set forth in this Agreement and (c) willful misconduct or fraud by such Member, the LLC shall indemnify, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than the Act permitted the LLC to provide prior to such amendment) any Member who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) by reason of the fact that he, she or it is or was a Member, solely in his, her or its capacity as a Member, from and against any claim by any person against such Member acting in his, her or its capacity as a Member for all expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or it in connection with such action, suit or proceeding. The foregoing indemnification rights conferred on any Member by this Section 2.09 shall not be exclusive of any other rights which such Member may have or hereafter acquire under any statute, the Certificate of Formation, this Agreement, other agreement, vote of the Members or the Board or otherwise.

2.10 Authority

Unless expressly authorized by the Board after the date hereof, no Member, solely in his, her or its capacity as a Member, shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC or of any other Member.

2.11 No Right to Withdraw

No Member shall have any right to resign or withdraw from the LLC without the consent of the Board unless such Member elects to forfeit his, her or its Shares to the LLC in connection with such resignation and withdrawal; such resignation or withdrawal shall not entitle such Member to receive any distribution from the LLC (including a distribution for the fair value of such Member’s Shares) or the repayment of its Contribution. This Section 2.11 shall not affect the rights of a Member otherwise provided for in this Agreement to receive distributions in connection with an actual or deemed liquidation, dissolution or winding up of the LLC.

2.12 Rights to Information

Members shall have the right to receive from the Board, upon request, a copy of the Certificate of Formation and of this Agreement, as amended from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Board, as permitted by the Act, which may include, without limitation, withholding, or restrictions on the use and disclosure of, confidential information.

2.13 Tax Information

The LLC will prepare IRS Form 1065 and all income tax returns of the LLC for each year which are required to be filed and will cause such returns to be timely filed. Within ninety (90) days after the end of each fiscal year, the LLC will deliver to each person that was a Member at any time during such year such Member’s Schedule K-1 and such additional information in the LLC’s possession, if any, with respect to the LLC that is reasonably requested by such Member and is necessary for the preparation of such Member’s income tax returns and any tax refunds or exemptions from withholding.

2.14 Confidentiality

Each Member shall keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the LLC or to enforce its rights under this Agreement or any other agreement between the Company and the Members ) any confidential information obtained from the LLC or its subsidiaries pursuant to the terms of this Agreement (including notice of the LLC’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.14 by such Member), (b) is or has been independently developed or conceived by such Member without use of the LLC’s confidential information or (c) is or has been made known or disclosed to such Member by a third party without a breach of any obligation of confidentiality such third party may have to the LLC; provided, however, that a Member may disclose confidential information (i) to his, her or its attorneys, accountants, consultants, investment managers and other professionals to the extent necessary to obtain their services in connection with monitoring his, her or its investment in the LLC or to enforce its rights under this Agreement or any other agreement between the Company and the Members; (ii) to any prospective purchaser of Shares from such Member, if such prospective purchaser is subject to a confidentiality agreement with such Member or is otherwise bound to keep such information confidential by obligations at least as restrictive as the provisions of this Section

2.14 and provided that such prospective purchase is a Competitor (as defined in the Rights Agreement) of the LLC; (iii) to any regulator, existing or prospective Affiliate, partner, member, stockholder, beneficial owner or wholly owned subsidiary of such Member in the ordinary course of business, provided that, to the extent permitted by applicable law, such Member informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that, to the extent permitted by applicable law, such Member promptly notifies the LLC of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Each party acknowledges that monetary damages calculated at law would not be an adequate remedy for breach of this Section 2.14, and that each party shall be entitled to seek injunctive relief, including injunction and specific performance, or other more appropriate equitable relief (in addition to any other remedy it may have under this Agreement or otherwise at law or in equity) in the event of any breach of this Section 2.14 by the other party.

2.15 Lock-Up Obligation.

Each Member will not, without the prior written consent of the LLC and managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the LLC for its own behalf of its Common Shares or any other equity securities under the Securities Act and ending on the date specified by the LLC and the managing underwriter (such period not to exceed 180 days): (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Shares or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 2.15: (i) shall apply only to the initial underwritten public offering of Common Shares; (ii) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement; (iii) shall not apply to the sale of any Shares acquired by the Member following the effectiveness of the registration statement for the initial public offering; (iv) shall not apply to any transfers by a Member that is a corporation, partnership, limited liability company or other business entity, provided that (x) such transfer is to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with such Member or as part of a disposition, transfer or distribution without consideration by the undersigned to its equity holders, limited partners or members, (y) no filing under the Exchange Act or other public announcement, reporting an overall reduction in beneficial ownership of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares collectively held by such transferring Member, its Affiliates, or its or their beneficial owners, equity holders, limited partners and/or members, shall be required or shall be voluntarily made during the lock up period (provided, however, that the transferring Member shall be permitted to make required filings on a Schedule 13D, Form 13F, or Schedule 13G under the Exchange Act; and provided further that any filing under the Exchange Act or other public announcement shall include a footnote noting the circumstances described in this clause) and (z) the transferee agrees, in writing, to be bound by the restrictions set forth herein; and (v) shall be applicable to the Members only if all officers and Managers of the LLC are subject to the same restrictions and the LLC uses commercially reasonable efforts to obtain a similar agreement from all members individually owning more than one percent (1%) of the LLC’s then-outstanding Common Shares. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.15 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreement as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.15 or that are necessary to give further effect thereto; provided that in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 2.15, including, without limitation, any provisions regarding permitted transfers in such separate agreement, the terms of such separate agreement shall control. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the LLC or the underwriters shall apply pro rata to all Members subject to such agreements, based on the number of shares subject to such agreements. The LLC may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the lock-up period.

ARTICLE III. Capital Structure

3.01 Classes of Shares

(a) Authorized Shares. Interests of Members in the profits and losses of the LLC and the right of Members to distributions and allocations and a return of capital contributions and other amounts specified herein shall be evidenced by shares of limited liability company interests in the LLC. Initially, there shall be three classes of Shares designated as “Common Shares”, “Preferred Shares” and “Incentive Shares”. The term “Shares” shall mean, collectively, the Common Shares, the Preferred Shares and the Incentive Shares. The LLC has authority to issue (i) 17,000,000 Common Shares, (ii) 13,973,939 Preferred Shares, 9,828,498 of which shall be designated “Series A Convertible Preferred Shares” and 4,145,441 of which shall be designated “Series B Convertible Preferred Shares” and (iii) 3,838,356 Incentive Shares. The Shares owned by the Members as of the date hereof are set forth on Schedule A.

(b) Incentive Shares. The Incentive Shares shall have the rights and powers set forth in this Section 3.01(b).

(i) The Board shall have the right to issue Incentive Shares to managers, directors, officers, employees, advisors and consultants of the LLC and its subsidiaries (the “Incentive Members”) pursuant to the LLC’s Incentive Share Plan (as amended from time to time, the “Incentive Plan”) and an Award Agreement entered into by the LLC with such Incentive Member (each, as amended from time to time, an “Award Agreement”). The terms of each Award Agreement shall specify the number of Incentive Shares issued to the applicable Incentive Member. The Board shall have the power and discretion to approve which managers, directors, officers, employees, advisors and consultants of the LLC and its subsidiaries shall be offered and issued such Incentive Shares, the number of Incentive Shares to be offered and issued to each such person, the vesting, forfeiture and other restrictions, if any, governing such Incentive Shares, the purchase price therefor, if any, and any such other terms and conditions as it shall deem appropriate. In connection with any approved issuance to any Incentive Member of Incentive Shares hereunder, such Incentive Member shall execute a counterpart to this Agreement, or otherwise be deemed to have become a party to this Agreement by executing an Award Agreement, accepting and agreeing to be bound by all terms and conditions hereof, and shall enter into such other documents and instruments to effect such issuance (including, without limitation, an Award Agreement) as are required by the Board. Notwithstanding anything to the contrary in this Agreement, except as required by applicable law, no Incentive Member shall be entitled to any voting, consent or approval rights with respect to the Incentive Shares held by such Incentive Member. Each Incentive Member shall be a Member hereunder unless and until such Incentive Member does not hold any Shares (including, without limitation, as a result of the forfeiture of all of the Incentive Shares held by such Incentive Member).

(ii) Unless otherwise approved by the Board, all Incentive Shares shall vest over a four (4) year period, with the first twenty-five percent (25%) of such Incentive Shares vesting following twelve (12) months of continued employment or service, and the remaining Incentive Shares vesting in equal monthly installments over the following thirty-six (36) months. Subject to the preceding sentence, each Incentive Member’s Incentive Shares shall vest as set forth in the Incentive Plan and the applicable Award Agreement for such Incentive Shares. “Unvested Incentive Shares” means any Incentive Shares that have not vested as of the date of determination pursuant to the Incentive Plan and the applicable Award Agreement. “Vested Incentive Shares” means any Incentive Shares that have vested as of the date of determination pursuant to the Incentive Plan and the applicable Award Agreement.

(iii) If an Incentive Member’s Continuous Service (as such term is defined in the Incentive Plan) is terminated for any reason, then, unless otherwise set forth in the Award Agreement for any Incentive Member, all of the Unvested Incentive Shares held by such Incentive Member shall immediately be forfeited and revert back to the LLC without any payment to the Incentive Member.

(iv) The LLC and each Member agree to treat each Incentive Member’s Incentive Shares (such interest, a “Profits Interest”) as a separate “Profits Interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and it is the intention of the Members that distributions to each Incentive Member pursuant to Article X be limited to the extent necessary so that the Profits Interest of such Incentive Member qualifies as a “Profits Interest” under Rev. Proc. 93-27, and this Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001- 43, 2001-2 C.B. 191, the LLC shall treat a Member holding an Incentive Share as the owner of such Incentive Share from the date it is granted, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to such Member, allocating to such Member its distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were a fully Vested Incentive Share. Each Incentive Member agrees to take into account such distributive share in computing its income tax liability for the entire period during which it holds the Profits Interest. The LLC and each Member agree not to claim a deduction (as wages, compensation or otherwise) for the fair market value, as determined in good faith by the Board, of such Profits Interest issued to an Incentive Member, either at the time of grant of the Profits Interest or at the time the Profits Interest becomes substantially vested. The undertakings contained in this Section 3.01(b) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. Each Incentive Member shall be required to file an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”) with respect to its Incentive Shares no later than ten days after receipt of such Incentive Shares. The provisions of this Section 3.01(b) shall apply regardless of whether or not an Incentive Member files a Section 83(b) Election with respect to its Incentive Shares.

(v) As of the date of each grant of Incentive Shares to an Incentive Member, the Board shall establish an initial “Participation Threshold” amount with respect to each such Incentive Share granted on such date. Unless otherwise determined by the Board, the Participation Threshold with respect to an Incentive Share shall be equal to or greater than the amount that would be distributed with respect to all Shares pursuant to Section 10.04(b) in a hypothetical transaction in which the LLC sold all of its assets for fair market value (as determined in good faith by the Board, which determination shall take into account any factors and using any valuation methodologies that the Board in good faith deems relevant in its sole discretion, including potentially using independent appraisers, industry comparables, internal valuations and any other customary valuation measures), discharged in full all of its outstanding liabilities and distributed the remaining proceeds therefrom in liquidation of the LLC pursuant to Section 10.04(b) (as determined immediately prior to the issuance of such Incentive Share, such that in such hypothetical liquidation of the LLC, no amount would be available for distribution in respect of such Incentive Share as of the issuance of such Incentive Share).

(vi) The Board is hereby authorized and directed to cause the LLC to make an election to value any Shares issued by the LLC as compensation for services to the LLC (collectively, “Compensatory Interests”) at liquidation value (the “Safe Harbor Election”), as the same may be permitted pursuant to or in accordance with the finally promulgated successor rules to Proposed Regulations Section 1.83-3(l) and IRS Notice 2005-43 (collectively, the “Proposed Rules”). The Board shall cause the LLC to make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.

(vii) Any such Safe Harbor Election shall be binding on the LLC and on all of its Members with respect to all permitted transfers of Compensatory Interests thereafter made by the LLC while a Safe Harbor Election is in effect. A Safe Harbor Election once made may be revoked by the Board as permitted by the Proposed Rules or any applicable rule.

(viii) Each Member (including any person to whom a Compensatory Interest is transferred in connection with the performance of services), by signing this Agreement or by accepting such transfer, hereby agrees to comply with all requirements of the Safe Harbor Election with respect to all Compensatory Interests transferred while the Safe Harbor Election remains effective.

(ix) The Board shall file or cause the LLC to file all returns, reports and other documentation as may be required to perfect and maintain the Safe Harbor Election with respect to transfers of Compensatory Interests covered by such Safe Harbor Election.

(x) Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 13.05), the Board is hereby authorized and empowered, without further vote or action of the Members, to amend this Agreement as necessary to comply with the Proposed Rules or any similar rule, in order to provide for a Safe Harbor Election and the ability to maintain or revoke the same, and shall have the authority to execute any such amendment by and on behalf of each Member; provided that such amendment may be made by the Board only to the extent such amendment will not have a material effect on the amounts distributed to any Member pursuant to Section 10.04 hereof upon liquidation or dissolution of the LLC, and the Board shall use its reasonable best efforts to effect as little change in the tax arrangements among the Members as the Board shall determine in its reasonable discretion to be necessary to comply with such Safe Harbor Election. Any undertakings by the Board necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and to the extent so reflected shall be binding on each Member. Each Member agrees to cooperate with the Board to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Board.

(xi) Without limitation of any other provision herein, no transfer of any Profits Interest in the LLC by a Member, to the extent permitted by this Agreement, shall be effective unless prior to such transfer, the transferee, assignee or intended recipient of such Profits Interest shall have agreed in writing to be bound by the provisions of this Section 3.01(b), in form satisfactory to the Board.

(xii) This Section 3.01(b) together with the Award Agreements pursuant to which the Incentive Shares are issued are intended to qualify as a compensatory benefit plan within the meaning of Rule 701 of the Securities Act (and any similarly applicable state “blue sky” securities laws) and the issuance of Incentive Shares pursuant hereto is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701 (and any similarly applicable state “blue sky” securities laws); provided, that the foregoing shall not restrict or limit the LLC’s ability to issue any Incentive Shares pursuant to any other exemption from registration under the Securities Act available to the LLC. The LLC may make the Incentive Shares and any issuance thereof and any applicable Award Agreements subject to the terms and conditions of any other equity incentive plan consistent with the terms of this Agreement, as may have been adopted by the LLC.

(c) Subject to compliance with the terms of this Agreement and the Rights Agreement, the LLC may from time to time issue additional Shares to existing Members or new Members and may amend this Agreement to designate additional classes of Shares having different relative rights, powers and preferences including, without limitation, rights and powers that are superior and/or prior to those of existing classes of Shares, or the right to vote as a separate class or group on specified matters.

3.02 Conversion of Preferred Shares

(a) Voluntary Conversion. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such Preferred Share and without the payment of additional consideration by the holder thereof, into such number of Common Shares as is determined by dividing the Original Issue Price (as defined below) by the Conversion Price (as defined below) in effect at the time of conversion. The “Original Issue Price” shall mean $6.7401 per share for each Series A Convertible Preferred Share (as adjusted for any combinations, splits, recapitalizations and similar events with respect to the Series A Convertible Preferred Shares), and $31.3597 per share for each Series B Convertible Preferred Share (as adjusted for any combinations, splits, recapitalizations and similar events with respect to the Series B Convertible Preferred Shares). The “Conversion Price” for each Series A Convertible Preferred Share and Series B Convertible Preferred Share shall initially mean the respective Original Issue Price for such applicable Preferred Share. Such initial Conversion Price, and the rate at which Preferred Shares may be converted into Common Shares, shall be subject to adjustment as set forth herein. To exercise its conversion privilege, a Preferred Member shall give written notice to the LLC that such Preferred Member elects to convert such Preferred Shares. Such notice shall also state the name or names (with address or addresses) in which the Common Shares issuable upon such conversion shall be issued; provided, that if any name or names in which such Common Shares are to be issued reflect a Transfer of such Preferred Shares, such Transfer and issuance shall be subject to the provisions of Article XI hereof. The date the LLC receives such written notice, together with assignment, if required, shall be the “Conversion Date”. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and the Board shall amend Schedule A to reflect such conversion.

(b) Fractional Shares. No fractional Common Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the LLC shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Preferred Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(c) Reservation of Shares. The LLC shall at all times when the Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares; and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, then the LLC and the Members shall take such action as may be necessary to increase its authorized but unissued Common Shares to such number as shall be sufficient for such purposes.

(d) Effect of Conversion. All Preferred Shares which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive Common Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.02(b) and to receive payment of any distributions that are declared but unpaid thereon. Any Preferred Shares so converted shall be retired and cancelled and may not be reissued, and the LLC may thereafter take such appropriate action as may be necessary to reduce the authorized number of Preferred Shares accordingly.

(e) Taxes. The LLC shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Preferred Shares pursuant to this Section 3.02. The LLC shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which Preferred Shares so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the LLC the amount of any such tax or has established, to the satisfaction of the LLC, that such tax has been paid.

3.03 Adjustments to Conversion Price for Diluting Issues

(a) Special Definitions. For purposes of this Article III, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Shares, Incentive Shares or Convertible Securities.

(ii) “Series B Original Issue Date” shall mean the date on which the first Series B Convertible Preferred Share was issued.

(iii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Shares or Incentive Shares, but excluding Options.

(iv) “Additional Shares” shall mean all Common Shares or Incentive Shares issued (or, pursuant to Section 3.03(c) below, deemed to be issued) by the LLC after the Series B Original Issue Date, other than the following (collectively, “Exempted Securities”):

(1) Shares issued pursuant to the Purchase Agreement;

(2) Common Shares, Options or Convertible Securities issued as a distribution on Preferred Shares;

(3) Common Shares, Options or Convertible Securities issued by reason of a share split, split-up or other distribution on Common Shares that is covered by Section 3.04, 3.05, or 3.06;

(4) Incentive Shares issued to employees or directors of, or consultants or advisors to, the LLC or any of its subsidiaries pursuant to this Agreement and the Incentive Plan or any other equity incentive plan approved by the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers;

(5) Common Shares or Convertible Securities actually issued upon the exercise of Options or Common Shares actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(6) Common Shares, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board;

(7) Common Shares, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board;

(8) Common Shares, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another entity by the LLC by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board, including approval of at least two of the Preferred Managers; or

(9) Common Shares, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board.

(b) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a given series of Preferred Shares shall be made as the result of the issuance or deemed issuance of Additional Shares if the LLC receives written notice from holders of a majority of Preferred Shares of such series agreeing that no such adjustment shall be made in respect of the Conversion Price of such series of Preferred Shares as the result of the issuance or deemed issuance of such Additional Shares.

(c) Deemed Issue of Additional Shares.

(i) If the LLC at any time or from time to time after the Series B Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares or Incentive Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 3.03(d), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Common Shares or Incentive Shares issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the LLC upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (B) the Conversion Price that would have resulted from any issuances of Additional Shares (other than deemed issuances of Additional Shares as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 3.03(d) (either because the consideration per share (determined pursuant to Section 3.03(e)) of the Additional Shares subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Series B Original Issue Date), are revised after the Series B Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Common Shares or Incentive Shares issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the LLC upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares subject thereto (determined in the manner provided in Section 3.03(c)(i)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 3.03(d), the Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(v) If the number of Common Shares or Incentive Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the LLC upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 3.03(c) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (ii) and (iii) of this Section). If the number of Common Shares or Incentive Shares issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the LLC upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 3.03(c) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(d) Adjustment of Conversion Price Upon Issuance of Additional Shares. In the event the LLC shall at any time after the Series B Original Issue Date issue Additional Shares (including Additional Shares deemed to be issued pursuant to Section 3.03(c)), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares;

(ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares;

(iii) “A” shall mean the number of Common Shares and Incentive Shares outstanding immediately prior to such issuance or deemed issuance of Additional Shares (treating for this purpose as outstanding all Common Shares and Incentive Shares issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv) “B” shall mean the number of Common Shares or Incentive Shares that would have been issued if such Additional Shares had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the LLC in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares issued in such transaction.

(e) Determination of Consideration. For purposes of this Section 3.03, the consideration received by the LLC for the issuance or deemed issuance of any Additional Shares shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the LLC, excluding amounts paid or payable for accrued interest;

(2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(3) in the event Additional Shares are issued together with other shares or securities or other assets of the LLC for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board.

(ii) Options and Convertible Securities. The consideration per share received by the LLC for Additional Shares deemed to have been issued pursuant to Section 3.03(c), relating to Options and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the LLC as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the LLC upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2) the maximum number of Common Shares or Incentive Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

3.04 Adjustment for Share Splits and Combinations

If the LLC shall at any time or from time to time after the Series B Original Issue Date effect a subdivision of the outstanding Common Shares, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of Common Shares issuable on conversion of each Preferred Share shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding. If the LLC shall at any time or from time to time after the Series B Original Issue Date combine the outstanding Common Shares, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of Common Shares issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

3.05 Adjustment for Certain Distributions

In the event the LLC at any time or from time to time after the Series B Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive, a distribution payable on the Common Shares in additional Common Shares, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (a) the numerator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of Common Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Common Shares issuable in payment of such distribution. Notwithstanding the foregoing (i) if such record date shall have been fixed and such distribution is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such distributions; and (ii) that no such adjustment shall be made if the holders of Preferred Shares simultaneously receive a distribution of Common Shares in a number equal to the number of Common Shares as they would have received if all outstanding Preferred Shares had been converted into Common Shares on the date of such event.

3.06 Adjustment for Merger or Reorganization, etc.

Subject to the provisions of Section 10.04, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the LLC in which the Common Shares (but not the Preferred Shares) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 3.03 or 3.05), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Share shall thereafter be convertible in lieu of the Common Shares into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the LLC issuable upon conversion of one Preferred Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Article III with respect to the rights and interests thereafter of the holders of the Preferred Shares, to the end that the provisions set forth in this Article III (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Shares.

3.07 Certificate as to Adjustments

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article III, the LLC at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Shares is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The LLC shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Shares (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of Common Shares and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such Preferred Shares.

3.08 Notice of Record Date

In the event: (a) the LLC shall take a record of the holders of its Common Shares (or other shares or securities at the time issuable upon conversion of the Preferred Shares) for the purpose of entitling or enabling them to receive any distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other security; (b) of any capital reorganization of the LLC, any reclassification of the Common Shares, or any Deemed Liquidation Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the LLC, then, and in each such case, the LLC will send or cause to be sent to the holders of the Preferred Shares a notice specifying, as the case may be, (i) the record date for such distribution or right, and the amount and character of such distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Shares (or such other shares or securities at the time issuable upon the conversion of the Preferred Shares) shall be entitled to exchange their Common Shares (or such other shares or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Shares and the Common Shares. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

3.09 Automatic Conversion

Upon either (a) the closing of the sale of Common Shares to the public at a price of at least $31.3597 per share (subject to appropriate adjustment in the event of any share split, combination or other similar recapitalization with respect to the Common Shares), in a firm- commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, resulting in at least $50,000,000 of gross proceeds to the LLC and in connection with such offering the Common Shares are listed for trading on the Nasdaq Stock Market or the New York Stock Exchange or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Required Holders, then (i) all outstanding Preferred Shares shall automatically be converted into Common Shares at the then effective conversion rate as calculated pursuant to Section 3.02, (ii) such Shares shall not be reissued by the LLC and (i) the Board shall amend Schedule A to reflect such conversion.

3.10 No Tax Effect on Conversion

The parties hereto agree and acknowledge that, absent a change in relevant law from and after the date hereof, the tax consequences of the conversion of Preferred Shares to Common Shares shall be governed by Internal Revenue Service Revenue Ruling 84-52.

3.11 Certificates

Unless otherwise authorized by the Board, the Shares shall be uncertificated. If the Board authorizes the LLC to issue a certificate to each Member representing the Shares held by such Member, such certificates, if issued, shall be in such form and contain such legends, and shall be held subject to such conditions, as the Board may determine including the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN OPINION SATISFACTORY TO THE LLC THAT SUCH REGISTRATION IS NOT REQUIRED.

THE LLC WILL FURNISH WITHOUT CHARGE TO EACH MEMBER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF AUTHORIZED TO BE ISSUED BY THE LLC AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE LLC.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING PROXIES, VOTING AGREEMENTS AND RESTRICTIONS ON TRANSFER) OF A CERTAIN AMENDED AND RESTATED OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, BY AND AMONG THE LLC AND ITS MEMBERS, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE LLC.

ARTICLE IV. Board

4.01 Powers

The business of the LLC shall be managed by the Board which shall consist of one or more managers (individually, a “Manager” and collectively, the “Managers”) as set forth in this Article IV. The Board acting collectively as provided in this Agreement (but not any Manager acting individually) is hereby designated a “manager” of the LLC within the meaning of Section 18-101(10) of the Act. The Board shall exercise all the powers of the LLC except as otherwise provided by law or by this Agreement. In the event of a vacancy in the Board, the remaining Managers, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

4.02 Election and Qualification

Each Member shall vote all Voting Shares over which such Member has voting control, whether now owned or acquired hereafter and shall take all other necessary or desirable actions within his, her or its control and the LLC shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and Member meetings), so as to cause:

(a) The authorized number of Managers on the Board to be established at seven (7).

(b) The following individuals to be elected to the Board at each meeting to elect, and pursuant to each consent executed for the purpose of electing, the Managers of the Board:

(i) one (1) Series B Manager shall be designated from time to time by RA Capital Healthcare Fund, L.P. and RA Capital NEXUS Fund II, L.P. (together with their Affiliates, “RA Capital”), for so long as RA Capital continues to own beneficially at least 500,000 Common Shares (including Common Shares issued or issuable upon conversion of the Preferred Shares), which number is subject to appropriate adjustment for any share splits, combinations, recapitalizations and the like, who initially shall be Derek DiRocco (the “RA Manager”);

(ii) one (1) Series A Manager shall be designated from time to time by Canaan XI L.P. (“Canaan”), for so long as Canaan continues to own beneficially at least 500,000 Common Shares (including Common Shares issued or issuable upon conversion of the Preferred Shares), which number is subject to appropriate adjustment for any share splits, combinations, recapitalizations and the like, who initially shall be Julie Papanek Grant (the “Canaan Manager”);

(iii) one (1) Series A Manager shall be designated from time to time by Atlas Venture Fund XI, L.P. (“Atlas”), for so long as Atlas continues to own beneficially at least 500,000 Common Shares (including Common Shares issued or issuable upon conversion of the Preferred Shares), which number is subject to appropriate adjustment for any share splits, combinations, recapitalizations and the like, who initially shall be Michael Gladstone (the “Atlas Manager”);

(iv) one (1) Series A Manager shall be designated from time to time by AI Day1 LLC (“Access”), for so long as Access continues to own beneficially at least 500,000 Common Shares (including Common Shares issued or issuable upon conversion of the Preferred Shares), which number is subject to appropriate adjustment for any share splits, combinations, recapitalizations and the like, who initially shall be Daniel Becker (the “Access Manager”);

(v) the person then serving as the Chief Executive Officer of the LLC to serve as the Common Manager (also referred to herein as the “CEO Manager”), who shall initially be Jeremy Bender, provided that if for any reason the CEO Manager shall cease to serve as the Chief Executive Officer of the LLC, then each of the Members shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the LLC from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the LLC as the new CEO Manager; and

(vi) two (2) individuals, each of whom is not otherwise an Affiliate of the LLC or of any Preferred Member and is acceptable to a majority of the other Managers (the “Independent Managers”), which shall initially be John Josey and Natalie Holles.

If (i) RA Capital requests that the RA Manager be removed (with or without cause) by written notice to the LLC and the other Members, (ii) Canaan requests that the Canaan Manager be removed (with or without cause) by written notice to the LLC and the other Members, (iii) Atlas requests that the Atlas Manager be removed (with or without cause) by written notice to the LLC and the other Members, (iv) Access requests that the Access Manager be removed (with or without cause) by written notice to the LLC and the other Members or (v) the holders of a majority of the Voting

Shares, voting together as a single class on an as-converted to Common Share basis, request that an Independent Manager be removed (with or without cause) by written notice to the LLC and the other Members, then, in each such case, such Manager shall be removed from the Board and each Member shall vote all Shares and all other voting securities of the LLC over which such Member has voting control to effect such removal or to consent in writing to effect such removal upon such request. In the event of any vacancy on the Board, all Members shall vote in favor of the filling of such vacancy with an individual designated by the Member or group of Members entitled to designate a Board member to fill such vacancy. All Members agree to execute any written consents required to perform their obligations under this Agreement, and the LLC agrees at the request of any party entitled to designate a Manager to call a special meeting of Members for the purpose of electing Managers.

4.03 Subsidiary Boards and Committees

The LLC shall cause the composition of the board of directors of each subsidiary of the LLC and of each committee thereof to, where the appropriate persons are willing to serve, be consistent with the composition of the Board and each corresponding committee thereof.

4.04 Rights and Powers of the Board

Subject to Section 2.05, the business and affairs of the LLC shall be conducted by or under the direction of the Board, who shall have and may exercise on behalf of the LLC all of its rights and powers under Section 1.02 or as provided by law including, without limitation, the right and power:

(a) to manage the business and affairs of the LLC and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Board deems necessary or desirable and to delegate to such persons such of its duties and responsibilities as the Board shall determine;

(b) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the LLC;

(c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the LLC on a secured or unsecured basis and to perform or cause to be performed all of the LLC’s obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness;

(d) to issue additional Shares or other rights or other interests in the LLC and to designate additional classes and series of interests in the LLC;

(e) to approve or cause the dissolution of the LLC;

(f) to approve the acquisition of any assets (outside the ordinary course of business), business or a business division, whether by asset purchase, equity purchase, merger, consolidation or otherwise;

(g) to approve a conversion to corporate form or other reorganization in accordance with Section 12.04; and

(h) to approve, without the consent of the Members under the Act, any Deemed Liquidation Event.

4.05 Reliance by Third Parties

Any person dealing with the LLC may rely upon a certificate signed by the Board as to (a) the identity of the officers or Managers; (b) any factual matters relevant to the affairs of the LLC; (c) the persons who are authorized to execute and deliver any document on behalf of the LLC; or (d) any action taken or omitted by the LLC or any Manager.

4.06 Tenure

Except as otherwise provided by law or by this Agreement, the Managers shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any Manager may resign by delivering his or her written resignation to the LLC. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.07 Meetings and Expense Reimbursement

Regular meetings of the Board may be held at such time, date and place as the Board may from time to time determine; provided, however, the Board shall meet at least quarterly, unless otherwise determined by the Board. Special meetings of the Board may be called, orally or in writing, by one or more Managers, designating the time, date and place thereof. Managers may participate in meetings of the Board by means of conference telephone or similar communications equipment by means of which all Managers participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting. The LLC shall reimburse the Managers for all reasonable out-of- pocket expenses incurred by them in connection with attendance at all meetings of the Board and any meetings of committees of the Board and the board of directors of each of the LLC’s subsidiaries, including any meetings of committees thereof (including coach fare of domestic flights and a hotel rate with a maximum reimbursement of $700.00 per night, unless otherwise preapproved by the LLC).

4.08 Notice of Meetings

Notice of the time, date and place of all meetings of the Board shall be given to each Manager by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by one of the Managers (in the case of a regular meeting) or by one of the Managers calling the meeting (in the case of a special meeting). Notice shall be given to each Manager by electronic and written notice delivered to his business or home address at least forty- eight (48) hours in advance of the meeting. Notice need not be given to any Manager if a written waiver of notice is executed by him before or after the meeting. A Manager’s presence at a meeting shall constitute a waiver of notice unless such Manager notes at the outset of the meeting that he objects to lack of notice or improper notice. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

4.09 Quorum

At any meeting of the Board, the presence of a majority of the Managers then in office shall constitute a quorum; provided, however, to the extent that any action to be taken by the Board at any meeting requires the express affirmative vote or consent of at least two of the Preferred Managers, the presence of two of such Preferred Managers shall be the necessary quorum for such action. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

4.10 Action at Meeting

At any meeting of the Board at which a quorum is present, the act of a majority of the Managers present at such meeting shall be the act of the Board unless a larger number is required by law or by this Agreement.

4.11 Action by Written Consent

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a written consent thereto is signed or consented to by electronic transmission by all of the Managers and filed with the records of the meetings of the Board. Such consent shall be treated as a vote of the Board for all purposes.

4.12 Limitation of Liability of Managers

No Manager shall be obligated personally for any debt, obligation or liability of the LLC or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager of the LLC. A Manager, solely in his, her or its capacity as a Manager, shall not be personally liable to the LLC or the Members for monetary damages for breach of fiduciary duty as a Manager, to the fullest extent permitted by applicable law, except for liability (a) for any breach of such Manager’s duty of loyalty to the LLC or the Members, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (c) for any transaction from which such Manager derived any improper personal benefit. The LLC renounces, to the fullest extent permitted by law, any interest or expectancy of the LLC in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager who is not an employee of the LLC or any of its subsidiaries or (ii) any holder of Preferred Shares or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the LLC or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Manager.

4.13 No Agency or Authority

No Manager is an agent of the LLC solely by virtue of being a Manager, and unless expressly authorized to do so by the Board after the date hereof, no Manager has the authority to act for or to bind the LLC solely by virtue of being a Manager. Any Manager who takes any action or purports or attempts to bind the LLC in violation of this Section 4.13 shall be solely responsible for any loss and/or expense incurred by the LLC as a result of such unauthorized action, and such Manager shall indemnify and hold harmless the LLC with respect to such loss and/or expense.

4.14 No Liability for Election of Recommended Managers

No Member, nor any Affiliate of any such Member, shall have any liability solely as a result of designating a person for election as a Manager in accordance with the provisions of this Agreement for any act or omission by such designated person in his or her capacity as a Manager, nor shall any Member have any liability solely as a result of voting for any such Manager in accordance with the provisions of this Agreement.

4.15 No “Bad Actor” Designees

(a) Each person with the right to designate or participate in the designation of a Manager as specified above hereby represents and warrants to the LLC that, to such person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Manager designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each person with the right to designate or participate in the designation of a Manager as specified above hereby covenants and agrees not to designate or participate in the designation of any Manager designee who, to such person’s knowledge, is a Disqualified Designee. In the event (i) such person or (ii) to the extent such person referred to in this Section 4.15 is an entity, any general partner or managing member of such entity, or any executive officer of such entity, becomes aware that any individual previously designated by any such person is or has become a Disqualified Designee, such person or the appropriate representative of such entity (as applicable) shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

(b) Each Member hereby represents and warrants to the LLC that, except as disclosed in writing to the LLC, no Disqualification Event is applicable to such Member. Each Member covenants to provide immediate written notice to the LLC in the event that a Disqualification Event becomes applicable to such Member. Each Member covenants to provide such information to the LLC as the LLC may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) promulgated under the Securities Act, as may be amended from time to time.

ARTICLE V. Officers

5.01 Enumeration

The Board may appoint, at any time, officers of the LLC (including, without limitation, a President and Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board may determine) to exercise such powers and perform such duties as the Board designates.

5.02 Election

Officers may be designated by the Board at any time and from time to time.

5.03 Qualification

No officer need be a Member or a Manager. Any two or more offices may be held by the same person.

5.04 Tenure

Except as otherwise provided by the Act or by this Agreement, each of the officers of the LLC shall hold his or her office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign by delivering his or her written resignation to the Board, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.05 Removal

The Board may remove any officer at any time with or without cause.

5.06 Vacancies

Any vacancy in any office may be filled by the Board.

5.07 President; Chief Executive Officer; and Chairman of the Board

The President and Chief Executive Officer shall, subject to the direction of the Board, have general supervision and control over the personnel and operations of the LLC’s business. Unless otherwise provided by the Board, the Chairman of the Board, who shall be the Canaan Manager, shall preside, when present, at all meetings of Members and of the Board.

5.08 Vice Presidents

Any Vice President shall have such powers and shall perform such duties as the Board may from time to time designate. Unless specifically authorized by the Board or the Chief Executive Officer, no Vice President shall be an agent of the LLC or have any right, power or authority to act for or to bind the LLC or to undertake or assume any obligation or responsibility of the LLC.

5.09 Chief Financial Officer and Assistant Treasurers

The Chief Financial Officer shall, subject to the direction of the Board, have general charge of the financial affairs of the LLC and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the LLC, except as the Board may otherwise provide. Any Assistant Treasurer shall have such powers and perform such duties as the Board may from time to time designate.

5.10 Secretary and Assistant Secretaries

The Secretary shall record all the proceedings of the meetings of the Members and the Board (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary, or if there is none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board or the Chief Executive Officer. Any Assistant Secretary shall have such powers and perform such duties as the Board may from time to time designate.

5.11 Other Powers and Duties

Subject to this Agreement, each officer of the LLC shall have in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board.

ARTICLE VI. Indemnification

6.01 Indemnification of Managers and Officers

Except for claims as to which such Manager or officer has expressly agreed in writing to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, the LLC shall indemnify, to the fullest extent permitted by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than said law permitted the LLC to provide prior to such amendment) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) by reason of the fact that he or she is or was a Manager or officer of the LLC, or is or was serving at the request of the LLC as a director, manager or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, the LLC shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding initiated by such person only if the initiation and continued prosecution of such action, suit or proceeding was authorized by the Board.

6.02 Indemnification of Employees and Agents

The Board, in its discretion, may authorize the LLC to indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not brought by or in the right of the LLC) by reason of the fact that he or she is or was an employee or agent of the LLC, or is or was serving at the request of the LLC as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the LLC and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

6.03 Indemnification Upon Successful Defense

Except for claims as to which such Manager, officer or employee has agreed to provide indemnity or has otherwise guaranteed any obligation of the LLC or any subsidiary of the LLC, notwithstanding the other provisions of this Article VI, to the extent that a Manager, officer or employee of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 or 6.02 of this Agreement, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith.

6.04 Advance Payments

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding, only as authorized by the Board in the specific case (including by one or more Managers who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of the Manager, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the LLC as authorized in this Article VI.

6.05 Non-Exclusive Nature of Indemnification

The indemnification provided herein shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified hereunder, may be entitled under any statute, by-law, agreement, vote of Members or Managers or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Each person who is or becomes a Manager as aforesaid shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VI. The LLC hereby acknowledges that a Manager may have other sources of indemnification or insurance, whether currently in force or established in the future (collectively, the “Outside Indemnitors”). The LLC hereby agrees: (a) that it is the indemnitor of first resort (i.e., its obligations to the Manager are primary and any obligation of the Outside Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Manager are secondary); (b) that it shall be required to advance the full amount of expenses incurred by the Manager and shall be liable in full for all indemnifiable amounts to the extent legally permitted and as required hereby or any agreement between the LLC and the Manager, without regard to any rights the Manager may have against the Outside Indemnitors; and (c) that it irrevocably waives, relinquishes and releases the Outside Indemnitors from any and all claims against the Outside Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The LLC further agrees that no advancement or payment by the Outside Indemnitors on behalf of the Manager with respect to any claim for which the Manager have sought indemnification from the LLC shall affect the foregoing and the Outside Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Manager against the LLC. If for any reason a court of competent jurisdiction determines that the Outside Indemnitors are not entitled to the subrogation rights described in the preceding sentence, the Outside Indemnitors shall have a right of contribution by the LLC to the Outside Indemnitors with respect to any advance or payment by the Outside Indemnitors to or on behalf of an Indemnified Person. The LLC agrees that the Outside Indemnitors are express third party beneficiaries of the terms hereof.

6.06 Insurance

The LLC may purchase and maintain insurance on behalf of any person who is or was a Manager, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a director, manager, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the LLC would have the power to indemnify him or her against such liability under the provisions of the Act (as presently in effect or hereafter amended) or this Agreement.

ARTICLE VII. Transactions with Interested Persons

7.01 Transactions with Interested Persons

No contract or transaction between the LLC and one or more of its Managers or Members, or between the LLC and any other corporation, partnership, association or other organization in which one or more of its Managers or Members have a financial interest or are directors, managers, partners, stockholders, members or officers, shall be voidable solely for this reason or solely because said Manager or Member was present at, or participated in, the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of said Manager or Member and as to the contract or transaction were disclosed or known to the other Managers (if any) or the Members and the contract or transaction was authorized by the affirmative vote of a majority of the disinterested Managers (if any) even though the disinterested Managers may be less than a quorum or the contract or transaction was authorized by the affirmative vote of a majority of the Voting Shares (determined on an as-converted to Common Shares basis) held by the disinterested Members (if any) even though the disinterested Members may be less than a quorum; or

(b) the contract or transaction was fair to the LLC as of the time it was authorized, approved or ratified by the Board.

No Manager or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the LLC, any Manager or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

ARTICLE VIII. Capital Accounts, Contributions and Loans

8.01 Capital Accounts

A separate capital account (a “Capital Account”) shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), and this Section 8.01 shall be interpreted and applied in a manner consistent with said Section of the Treasury Regulations. Each Member’s Capital Account (a) shall be increased by (i) the amount of money contributed by such Member to the LLC, (ii) the fair market value of property contributed by such Member to the LLC (net of liabilities secured by such contributed property that the LLC is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of net income and any items of income or gain allocated to such Member pursuant to Article IX and (b) shall be decreased by (i) the amount of money distributed to such Member by the LLC, (ii) the fair market value of property distributed to such Member by the LLC (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Member of net losses and any items of loss or deduction allocated to such Member pursuant to Article IX. Upon the disposition of any Shares, the Capital Account of the disposing Member that is attributable to such Shares shall carry over to the assignee in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(1). In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the LLC shall adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the LLC property (including intangible assets such as goodwill), whenever it issues additional interests in the LLC (including any interests with a zero initial Capital Account), whenever it redeems interests in the LLC, whenever the adjustments would otherwise be permitted under such Treasury Regulations or as provided in Section 3.01(b)(vi). In the event that the Capital

Accounts of the Members are so adjusted, (1) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (2) the amount of upward and/or downward adjustments to the book value of the LLC property shall be treated as net income, net loss, gross income, gain, gross deduction and/or gross loss for purposes of applying the allocation provisions of Article IX.

8.02 Contributions

Each Member has made the contribution to the capital of the LLC (each, a “Contribution”) as set forth in the LLC’s records. The value of all non-cash Contributions made by Members shall be determined by the Board. No Member shall be entitled to any interest or compensation with respect to its Contribution or any services rendered on behalf of the LLC except as specifically provided in this Agreement or approved by the Board. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the LLC for a return of his, her or its Contribution.

ARTICLE IX. Allocations

9.01 Allocation of Net Income

Subject to Sections 9.04 through 9.17, net income for any fiscal year or portion thereof shall be allocated among the Members as follows:

(a) First, to the Members until the aggregate allocations of net income to such Members pursuant to this Section 9.01(a) are equal to the aggregate allocations of net loss to such Members pursuant to Section 9.02(c), in proportion to such unoffset net losses;

(b) Thereafter, to the Members until the aggregate allocations of net income to such Members pursuant to this Section 9.01(b) are equal to the aggregate allocations of net loss to such Members pursuant to Section 9.02(b), in proportion to such unoffset losses;

(c) Thereafter, to the holders of the Preferred Shares, on a pari passu basis, until the aggregate allocations of net income to such holders pursuant to this Section 9.01(c) are equal to the aggregate allocations of net loss to such holders pursuant to Section 9.02(a) (in proportion to such unoffset net losses) to the extent such allocations of net loss caused the Capital Accounts of such holders to be less than the aggregate Initial Preferred Liquidation Amount (as defined below) in respect of all of the Preferred Shares held by such holders; and

(d) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible).

9.02 Allocation of Net Loss

Subject to Sections 9.03 through 9.17, net loss for any fiscal year or portion thereof shall be allocated among the Members as follows:

(a) First, to the holders of Preferred Shares in proportion of the number of Preferred Shares held by such holders to the extent of their positive Capital Account balances;

(b) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible) to the extent of their positive Capital Account balances; and

(c) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible).

9.03 Loss Limitation

Net loss allocated pursuant to Section 9.02 shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in any Member’s Capital Account (in excess of such Member’s obligation to restore a deficit in its Capital Account, including any deemed obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5)). In the event that some but not all of the Members would have deficit balances in their Capital Accounts as a consequence of allocations of net loss pursuant to Section 9.02 in excess of the amount, if any, permitted under the preceding sentence, the limitation set forth in this Section 9.03 shall be applied on a Member by Member basis, and net loss not allocable to any Member as a result of this limitation shall be allocated to the other Members in proportion to the positive balances of such Members’ Capital Accounts so as to allocate the maximum amount of net loss to each Member under Treasury Regulations Section 1.704-1(b)(2)(ii)(d). In making the foregoing determination, a Member’s Capital Account shall be reduced by the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6).

9.04 Allocations Upon Conversion

Notwithstanding any other provision of this Article IX (except Sections 9.06 through 9.12), in the year of a conversion of Preferred Shares into Common Shares under Section 3.02 and immediately prior to such conversion, net income (or, if applicable, net loss) shall first be allocated to the holder of Preferred Shares so converting, pro rata in proportion to such Preferred Shares being converted until the Capital Account balance attributable to each such Preferred Share being converted is equal to the aggregate Capital Account balance attributable to all outstanding Common Shares divided by the number of outstanding Common Shares multiplied by the number of Common Shares into which such Preferred Shares are convertible. If net income (or, if applicable, net loss) in any year is insufficient to make the full allocation provided for in the preceding sentence, then, in lieu of such special allocation of net income (or, if applicable, net loss) provided for in the preceding sentence, items of gross income (or, if applicable, gross deductions) shall be allocated to the holders of Preferred Shares being converted and, if such gross items are insufficient to make the full required allocation, items of gross deductions (or, if applicable, gross income) shall be made to the holders of Common Shares pro rata in proportion to such Common Shares outstanding. If (a) in any year gross items are insufficient to make the full allocation provided in this Section 9.04 and (b) the LLC’s federal income tax return for the immediately preceding year has not yet been filed, in each case determined as of the event giving rise to such allocation, then any such shortfall shall be taken into account in such immediately preceding year rather than in the current year as an allocation to be made under this Section 9.04. Immediately after any conversion under Section 3.02, the Capital Account balances of the Preferred Shares being converted shall be allocated to the holders of the Common Shares received upon such a conversion, pro rata in proportion to such Common Shares.

9.05 Allocations Upon Liquidation or Sale

Notwithstanding any other provision of this Article IX (except Sections 9.06 through 9.12), in the year in which the LLC liquidates (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), or sells all or substantially all of the assets of the LLC, or recapitalizes, net income shall first be allocated to the holders of Shares to eliminate any deficit balance in a Member’s Capital Account and thereafter net income (or net loss) shall be allocated to the Capital Account balances of the Members so as to permit liquidating distributions in accordance with Section 10.04(a). If net income (or, if applicable, net loss) in any year is insufficient to make the full allocation provided for in the preceding sentence, then, in lieu of such special allocation of net income (or, if applicable, net loss) provided for in the preceding sentence, items of gross income (or, if applicable, gross deductions) shall be allocated to the holders of Shares to the extent required to satisfy the preceding sentence. If (a) in any year gross items are insufficient to make the full allocation provided in this Section 9.05 and (b) the LLC’s federal income tax return for the immediately preceding year has not yet been filed, in each case determined as of the event giving rise to such allocation, then any such shortfall shall be taken into account in such immediately preceding year rather than in the current year as an allocation to be made under this Section 9.05.

9.06 Qualified Income Offset

Any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section l.704- l(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account in excess of any obligation to restore a deficit balance in its Capital Account (including a deemed deficit restoration obligation pursuant to Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 9.06 is intended to comply with the alternate test for economic effect set forth in Treasury Regulations Section l.704-l(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

9.07 Gross Income Allocation

In the event any Member has a deficit Capital Account at the end of any year which is in excess of the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of LLC income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 9.07 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article IX have been made as if Section 9.06 and this Section 9.07 were not in the Agreement.

9.08 Nonrecourse Deductions

Nonrecourse Deductions shall be allocated among the Members in accordance with Sections 9.02 and 9.10. For purposes of this Section 9.08, the term “Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Section 1.7042(b)(1).

9.09 LLC Minimum Gain Chargeback

Notwithstanding any other provisions of this Article IX, in the event there is a net decrease in LLC Minimum Gain during an LLC fiscal year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Article IX, the term “LLC Minimum Gain” shall have the meaning for “partnership minimum gain” set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member’s share of LLC Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This Section 9.09 is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

9.10 Member Nonrecourse Debt

Notwithstanding any other provisions of this Article IX, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, deduction and loss of the LLC that are attributable to a nonrecourse debt of the LLC that constitutes Member Nonrecourse Debt (including chargebacks of “partner nonrecourse debt minimum gain” (as used in the Code) (the “Member Nonrecourse Debt Minimum Gain”)) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). For purposes of this Article IX, the term “Member Nonrecourse Debt” shall have the meaning for “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4). This Section 9.10 is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt chargeback requirements) and shall be interpreted and applied in a manner consistent therewith.

9.11 Member Minimum Gain Chargeback

Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article IX, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), shall be specially allocated items of LLC income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt determined in accordance with Treasury Regulations Section 1.704- 2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 9.11 is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

9.12 Curative Allocations

The allocations set forth in Sections 9.06 through 9.11 (the “Regulatory Allocations”) are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this Article IX (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, deduction and loss among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 9.12 shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible, permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this Section 9.12.

9.13 Distributions of Nonrecourse Liability Proceeds

If, during a taxable year, the LLC makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the LLC that is allocable to an increase in LLC Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the LLC shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in LLC Minimum Gain.

9.14 Allocation of Debt

For tax purposes, the indebtedness of the LLC shall be allocated among the Members under Code Section 752.

9.15 Compliance with Code Section 704(b)

The allocation provisions contained in this Article IX are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.

9.16 Section 704(c)

In accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, property contributed to the LLC, which at the time of contribution has a fair market value as reflected in the Capital Account of the contributing Member in excess of its adjusted tax basis, is treated as Section 704(c) property. Items of income, gain, loss, and deduction with respect to any Section 704(c) property shall solely for Federal income tax purposes be allocated among the Members so as to take into account any variation between the adjusted tax basis of the property contributed to the LLC and its initial fair market value. The method for allocating such items of income, gain, loss, and deduction shall be the “traditional method” described in Treasury Regulation Section 1.704-3(b). In the event the book value of any property of the LLC is adjusted pursuant to this Agreement, allocations of income, gain, loss, and deduction and credit with respect to such property shall take into account any variation between the adjusted price of such property for Federal income tax purposes and its fair market value in the same manner as under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

9.17 Forfeiture Allocations

If allocations have been made to a Capital Account of an Incentive Member with respect to the Incentive Member’s Unvested Incentive Shares and any portion of such Unvested Incentive Shares is forfeited or the ownership thereof does not completely vest in accordance with the instrument under which the Unvested Incentive Shares were issued, then the “forfeiture allocations” described in Proposed Treasury Regulations Sections 1.704-1(b)(4)(xii)(c) and 1.704-1(b)(4)(xii)(d), or as otherwise provided in the Proposed Rules, may be made to the Incentive Member’s Capital Account in the manner described therein so that allocations of the LLC’s net income, net loss and separate items thereof have economic effect as required by Section 704(b) of the Code.

9.18 Determinations

For purposes of this Agreement, “net income” and “net losses” shall be determined in a manner that is consistent with Section 703 of the Code and shall be adjusted to the extent necessary to reflect the requirements of Sections 704 and 705 of the Code and the Treasury Regulations promulgated thereunder (including without limitation, the requirements of Section 704(c) and the “substantial economic effect” safe harbor). Any elections or other decisions relating to Capital Accounts and tax allocations shall be made by the LLC in any manner that reasonably reflects the purpose and intent of this Agreement.

ARTICLE X. Distributions

10.01 Distribution of LLC Funds

(a) Subject to Section 2.05, the Members shall be entitled to receive distributions only (x) when determined by the Board, (y) as contemplated by Section 10.03 or (z) as contemplated by Section 10.04 in the event of any voluntary or involuntary liquidation, dissolution or winding up of the LLC or Deemed Liquidation Event. To the extent that the Board determines that any distributions shall be made to the Members other than distributions pursuant to Section 10.03 or 10.04, such distributions shall be distributed to the Members in the following order of priority:

(i) First, to the holders of the Preferred Shares, pro rata in proportion to the aggregate Initial Preferred Liquidation Amounts in respect of all of the Preferred Shares held by such holders until the LLC has made aggregate distributions in respect of such Preferred Shares such that the aggregate unpaid Initial Preferred Liquidation Amount in respect of such Preferred Shares is equal to $0; and

(ii) Thereafter, to the Members in proportion to the number of Shares held by such Members (with each Preferred Share treated as the number of Common Shares into which such Preferred Share is then convertible); provided, however, that any such distributions in respect of Incentive Shares shall be subject to the terms and conditions set forth in Section 10.05.

(b) No Member shall be entitled to any distribution or payment with respect to its interest in the LLC except as set forth in this Agreement. Distributions may be limited and repayable as provided in the Act.

10.02 Amount Withheld

The LLC is authorized to withhold from distributions or with respect to allocations and pay over to any federal, state, local or foreign government any amounts required to be withheld with respect to any Member pursuant to any provisions of federal, state, local or foreign law. All amounts so withheld shall be treated as amounts distributed to the Members pursuant to Section 10.01 of this Agreement. To the extent any amount withheld with respect to a Member pursuant to this Section 10.02 for any year exceeds the amount distributable to such Member for such year, such Member shall repay such excess to the LLC within ten (10) days after such Member receives written notice from the LLC of the amount of such excess. The LLC will withhold, from all payments owed to each Member hereunder, United States withholding taxes at the rate provided under Section 10.03(a)(ii)(B) unless the LLC has received from such Member proof, satisfactory to the LLC in its sole discretion, that payment to such Member is exempt from withholding taxes or subject to a reduced treaty rate as documented on a U.S. Treasury Form W- 9, W-8ECI, W-8BEN, or other applicable W-8 as the case may be. Each such Member shall provide such documentation to the LLC within fifteen (15) days after the date of this Agreement or prior to any distribution made to such Member, whichever comes first.

10.03 Tax Distributions

(a) Notwithstanding Section 10.01 hereof, within ten (10) days after March 31, May 31, August 31 and December 31 of each fiscal year (each, a “Tax Quarter”), the Board shall (i) estimate the amount of taxable income of the LLC allocable to each Member (for avoidance of doubt, disregarding all deductions, credits, tax benefits, etc. personal to such Member, including any such items arising pursuant to the operation of Code Section 743) for federal income tax purposes for the period beginning on the first day of the fiscal year through the end of such Tax Quarter and (ii) to the extent that funds are legally available therefor, advance to each Member, other than a tax-exempt Member, an aggregate amount equal to the product of (A) the net taxable income, if any, of the LLC for such Tax Quarter allocable to such Member, times (B) the highest applicable effective marginal Federal and state income tax rate for either an individual or a corporation which is domiciled in the State of California, U.S.A. and assuming all income is allocated to the State of California, U.S.A. All amounts so advanced shall be treated as amounts distributed to the Member pursuant to Section 10.01, and shall be reduced by any amount withheld with respect to the Member pursuant to Section 10.02.

(b) If the LLC does not have funds legally available to distribute on a timely basis the full tax distributions that would otherwise be required pursuant to Section 10.03(a) above, then: (i) such tax distributions shall be made to the Members in proportion to the tax distributions they would receive had the full amount of funds been available; and (ii) the unpaid amount shall carry forward and be paid by the LLC as soon as the LLC has funds legally available.

10.04 Distribution Upon Liquidation or Dissolution

(a) In the event the LLC (or a Member’s interest therein) is “liquidated” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), subject to the prior payment of all liabilities of the LLC, subject to Section 10.05 with respect to distributions to Incentive Members, all distributions shall be made pursuant to this Section 10.04 to the Members (or such Member, as appropriate) in accordance with their positive Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2). The parties to this Agreement intend that the allocation provisions contained in this Agreement shall produce final Capital Account balances of the Members that will permit liquidating distributions to be made to the Members pursuant to Section 10.04(b). To the extent that the allocation provisions contained in this Agreement (including, without limitation, Section 9.05) fail to produce such final adjusted Capital Account balances, (i) such provisions shall be amended if and to the extent necessary to produce such result, (ii) net income and net losses of the LLC (or items of gross income and deduction of the LLC) shall be allocated by the LLC among the Members for current and future years and (iii) the provisions of this sentence shall control notwithstanding any reallocation or adjustment of net income or net loss (or items thereof) by the Internal Revenue Service or other taxing authority. Notwithstanding anything to the contrary herein, if, after any amendments and allocations provided in the immediately preceding sentence, the final Capital Account balances of the Members are still not consistent with the liquidating distributions to be made to the Members pursuant to Section 10.04(b), such liquidating distributions shall be made in accordance with Section 10.04(b) rather than this Section 10.04(a).

(b)

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the LLC, the holders of Preferred Shares then outstanding shall be entitled to be paid out of the assets of the LLC available for distribution to the Members, and in the event of a Deemed Liquidation Event (as defined below) the holders of Preferred Shares then outstanding shall be entitled to be paid out of the consideration payable to the Members in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of Common Shares and Incentive Shares by reason of their ownership thereof, an amount per Preferred Share equal to the difference between (A) the Original Issue Price in respect of such Preferred Share and (B) the amount previously distributed by the LLC in respect of such Preferred Share under Section 10.01(a)(i) (the amount payable pursuant to this sentence, is hereafter referred to as the “Initial Preferred Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the LLC or Deemed Liquidation Event, the assets of the LLC available for distribution to the Members shall be insufficient to pay the holders of Preferred Shares the full amount to which they shall be entitled under this Section 10.04(b)(i), the holders of Preferred Shares shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the Preferred Shares held by them upon such distribution if all amounts payable on or with respect to such Preferred Shares were paid in full.

(ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the LLC, after the payment in full of all Initial Preferred Liquidation Amounts required to be paid to the holders of Preferred Shares, the remaining assets of the LLC available for distribution to the Members or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of Preferred Shares pursuant to Section 10.04(b)(i) or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of Preferred Shares, Common Shares and Incentive Shares, pro rata based on the number of Incentive Shares and Common Shares held by each such holder, treating for this purpose all Preferred Shares as if they had been converted to Common Shares pursuant to the terms of this Agreement immediately prior to such liquidation, dissolution or winding up of the LLC or Deemed Liquidation Event; provided, however, that any such distributions in respect of Incentive Shares shall be subject to the terms and conditions set forth in Section 10.05. The aggregate amount which a holder of a Preferred Share is entitled to receive in respect of such Preferred Share under Section 10.04(b)(i) and Section 10.04(b)(ii) is hereinafter referred to as the “Applicable Liquidation Amount.”

(c) Each of the following events shall be considered a “Deemed Liquidation Event” unless the Required Holders elect otherwise by written notice sent to the LLC at least ten (10) days prior to the effective date of any such event:

(i) a merger or consolidation in which (A) the LLC is a constituent party or (B) a subsidiary of the LLC is a constituent party and the LLC issues Shares pursuant to such merger or consolidation, except any such merger or consolidation involving the LLC or a subsidiary in which the Shares outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such merger or consolidation, a majority, by voting power, of the equity securities of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation, the parent company of such surviving or resulting company; or

(ii) (A) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the LLC or any subsidiary of the LLC of all or substantially all the assets of the LLC and its subsidiaries taken as a whole or (B) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the LLC if substantially all of the assets of the LLC and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the LLC.

(d)

(i) The LLC shall not have the power to effect a Deemed Liquidation Event referred to in Section 10.04(c)(i)(A) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the Members of the LLC in such Deemed Liquidation Event shall be paid to the Members of the LLC in accordance with Section 10.04(b).

(ii) In the event of a Deemed Liquidation Event referred to in Section 10.04(c)(i)(B) or 10.04(c)(ii), if the LLC does not effect a dissolution of the LLC under the Act within ninety (90) days after such Deemed Liquidation Event, then (A) the LLC shall send a written notice to each holder of Preferred Shares no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (B) to require the redemption of such Preferred Shares; and (C) if the Required Holders so request in a written instrument delivered to the LLC not later than one hundred twenty (120) days after such Deemed Liquidation Event, the LLC shall use the consideration received by the LLC for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the LLC available for distribution to the Members, all to the extent permitted by the Act (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding Preferred Shares at a price per share for each such Preferred Share equal to the Applicable Liquidation Amount in respect of such Preferred Share. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding Preferred Shares, the LLC shall redeem a pro rata portion of each holder’s Preferred Shares to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the Preferred Shares to be redeemed if the Available Proceeds were sufficient to redeem all such Preferred Shares, and shall redeem the remaining Preferred Shares as soon as it may lawfully do so under the Act. Prior to the distribution or redemption provided for in this Section 10.04(d), the LLC shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(e) Amount Deemed Paid or Distributed. Subject to Section 10.04(f), the amount deemed paid or distributed to the Members of the LLC upon any Deemed Liquidation Event shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. Subject to Section 10.04(f), the value of such property, rights or securities shall be determined in good faith by the Board of the LLC.

(f) Allocation of Escrow and Contingent Consideration. Notwithstanding Section 10.04(e), in the event of a Deemed Liquidation Event, if any portion of the consideration payable to the LLC or the Members is payable only upon satisfaction of contingencies (whether upon the occurrence of any event, the passage of time or otherwise, including, without limitation, any deferred purchase price payments, installment payments, payments made in respect of any promissory note issued in such transaction, payments from escrow, purchase price adjustment payments or payments in respect of “earnouts” or holdbacks) (collectively, the “Additional Consideration”), the definitive agreements with respect to such Deemed Liquidation Event shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the Members in accordance with Section 10.04(b)(i) and Section 10.04(b)(ii) as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable upon satisfaction of such contingencies shall be allocated among the Members of the LLC in accordance with after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 10.04(f), consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

10.05 Distributions on Account of Unvested Shares; Participation Thresholds

(a) Notwithstanding the provisions set forth in Section 10.01 and Section 10.04, no distribution, other than a distribution made in accordance with Section 10.03, shall be made to an Incentive Member with respect to Unvested Incentive Shares held by such Incentive Member. Any amount that would otherwise be distributed to an Incentive Member pursuant to Section 10.01 but for the application of the preceding sentence shall instead be retained by the LLC and paid to such Member if, as and when the Unvested Incentive Shares to which such retained amount relates vests pursuant to the terms of the applicable Award Agreement and the Incentive Plan; provided that, with approval of the Board, which approval must include the affirmative vote, consent or approval of at least two of the Preferred Managers, the Board shall be authorized to distribute retained amounts on any Unvested Incentive Shares to the holder of such Unvested Incentive Shares at such time or times prior to the vesting of such Incentive Shares and upon such terms and conditions as the Board shall deem advisable, and which determination shall be made on an individual by individual basis and need not be uniform among all Incentive Members. If any Unvested Incentive Share ceases to vest or is cancelled, forfeited, repurchased or otherwise acquired by the LLC prior to vesting, all amounts retained by the LLC pursuant to this Section 10.05(a) on account of such Unvested Incentive Share shall be distributed among the holders of the remaining outstanding Shares pursuant to Section 10.01.

(b) Notwithstanding the provisions set forth in Section 10.01 and Section 10.04, no amount shall be distributed with respect to any particular Incentive Share under Section 10.01 or Section 10.04 unless and until the cumulative amount that would be (or has been) distributed to all Shares pursuant to Section 10.01 and Section 10.04 subsequent to the issuance of such Incentive Share exceeds the amount of such Incentive Share’s Participation Threshold and, until such time, the distributions under Section 10.01 and Section 10.04 shall not take into account such Incentive Share (and such amount will be distributed to all other holders of Shares as if such Incentive Share were not outstanding).

ARTICLE XI. Transfer of Shares

11.01 Transfers by Members

(a) Notice of Transfer. Subject to Section 11.02 below, if any Member (the “Transferring Member”) proposes to directly sell, assign, exchange, convey, gift, transfer by bequest, devise or otherwise transfer in any manner (a “Transfer”) all or any portion of his, her or its Shares (the “Transfer Securities”), then the Transferring Member shall promptly give written notice (the “Notice”), simultaneously to the LLC and to each of the Preferred Members. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and type of Transfer Securities, the nature of such Transfer, the consideration to be paid, the proposed date of consummation of such Transfer and the name and address of each prospective purchaser or transferee and shall be accompanied by copies of all material proposed agreements relating to such proposed Transfer. In the event that the Transfer is being made pursuant to the provisions of Section 11.02, the Notice shall state under which provision the Transfer is being made. No Transfer of Incentive Shares shall be permitted unless such Transfer is approved by the Board. Any Transfer of Shares in violation of this Article XI shall be deemed invalid, null and void, and of no force or effect.

(b) Right of First Refusal. Except for Transfers permitted by Section 11.02, with respect to any proposed Transfer by the Transferring Member of Transfer Securities, the LLC shall have the right, exercisable upon written notice to the Transferring Member within ten (10) days after the receipt of the Notice, to purchase all or any portion of the Transfer Securities subject to the Notice on the same terms (including the price) and conditions as set forth therein. The LLC’s purchase right shall be exercised by written notice signed by an officer of the LLC authorized by the Board and delivered to the Transferring Member proposing to Transfer the Transfer Securities and to each of the other Preferred Members. The LLC shall effect the purchase of such Transfer Securities, including payment of the purchase price, within sixty (60) days after (i) if such Transfer Securities are certificated, such date that the Transferring Member shall deliver to the LLC the certificate(s) (if any) representing the Transfer Securities to be purchased by the LLC, each certificate to be properly endorsed for transfer or (ii) if such Transfer Securities are not certificated, such date of LLC’s delivery of exercise notice to the applicable Transferring Member. The Transfer Securities so purchased shall thereupon be cancelled and cease to be issued and outstanding.

(c) Right of Second Refusal.

(i) In the event that the LLC does not elect to purchase all of the Transfer Securities available pursuant to it under Section 11.01(b) within the period set forth therein, the Transferring Member shall give a written notice to the Preferred Members (the “Second Notice”) that shall set forth the Transfer Securities not purchased by the LLC and that shall include the terms of the Notice set forth in Section 11.01(a). For a period of ten (10) days beginning upon the receipt of the Second Notice, the Preferred Members shall have the right to purchase their pro rata share (as determined pursuant to Section 11.01(c)(ii)) of the Transfer Securities subject to the Second Notice on the same terms (including the price) and conditions as set forth therein.

(ii) The pro rata share of each Preferred Member shall be equal to the product obtained by multiplying (x) the aggregate number of Transfer Securities covered by the Second Notice and (y) a fraction, the numerator of which is the number of Shares held by such Preferred Member at the time of the Transfer, calculated on an as-converted to Common Share basis, and the denominator of which is the total number of Shares held by all of such Preferred Members at the time of the Transfer, calculated on an as-converted to Common Share basis.

(iii) In the event that not all of the Preferred Members elect to purchase their full pro rata share (as determined pursuant to Section 11.01(c)(ii)) of the Transfer Securities available pursuant to their rights under Section 11.01(c)(i) within the time period set forth therein, then the Transferring Member shall promptly give written notice (the “Oversubscription Notice”) to each of the Preferred Members who has so elected to exercise its full pro rata share of the Transfer Securities available pursuant to their rights under Section 11.01(c)(i) (the “Participating Members”) which Oversubscription Notice shall set forth the Transfer Securities not purchased by the Preferred Members, and shall offer such Participating Members the right to acquire such unsubscribed Transfer Securities. Each Participating Member shall have ten (10) days after receipt of the Oversubscription Notice (the “Oversubscription Period”) to notify the Transferring Member of its election to purchase all or any portion of the unsubscribed Transfer Securities on the same terms and conditions as set forth in the Second Notice. If the Participating Members elect to purchase more than the total number of unsubscribed Transfer Securities available for purchase, the number of unsubscribed Transfer Securities to be purchased by each Participating Member shall be proportionately reduced based on such Participating Member’s pro rata share of the unsubscribed Transfer Securities. Each Participating Members’ pro rata share for purposes of the immediately preceding sentence shall be equal to the product obtained by multiplying (x) the aggregate number of unsubscribed Transfer Securities covered by the Oversubscription Notice and (y) a fraction, the numerator of which is the number of Shares owned by such Participating Member at the time of the Transfer, calculated on an as-converted to Common Share basis, and the denominator of which is the total number of Shares owned by all of the Participating Members at the time of the Transfer, calculated on an as-converted to Common Share basis. The Participating Members (including the Participating Members who elect to oversubscribe in accordance with this Section 11.01(c)(iii)) shall effect the purchase of the Transfer Securities, including payment of the purchase price, within sixty (60) days after (i) if the Transfer Securities are certificated, such date that the Transferring Member shall deliver to the appropriate Participating Member the certificate(s) (if any) representing the Transfer Securities to be purchased by the Participating Members, each certificate to be properly endorsed for transfer or (ii) if the Transfer Securities are not certificated, the applicable expiration date of such Participating Member’s Oversubscription Period.

(d) Sale of Unpurchased Securities.

(i) If the LLC and/or the Preferred Members elect to purchase all of the Transfer Securities that are the subject of the Notice and/or the Second Notice, the Transferring Member shall honor their elections to purchase and consummate the sale or sales of the Transfer Securities on terms set forth in the Notice and/or the Second Notice, as applicable. If the LLC and/or the Preferred Members do not elect to purchase all of the Transfer Securities that are the subject of the Notice and/or the Second Notice or if they elect to purchase all of such Transfer Securities, but such purchases are not consummated at the closings scheduled therefor (such Transfer Securities not so purchased being the “Unpurchased Securities”), then the Transferring Member shall be entitled to sell all of such Unpurchased Securities to the proposed third party purchaser pursuant to the terms set forth in the Notice and/or the Second Notice, as applicable, subject to the provisions of Section 11.01(e). Any proposed Transfer to a third party purchaser that is not consummated within sixty (60) days after the later of the expiration of the latest-to-expire ten-day period specified in Section 11.01(c)(i) or (iii), as the case may be, and the ten-day period specified in Section 11.01(e)(i), or any proposed Transfer on terms and conditions more favorable to the proposed transferee than those described in the Notice shall again be subject to the rights of the LLC and the Preferred Members in Section 11.01(b) and Section 11.01(c) (the “Refusal Rights”) and, if applicable, the rights of the Preferred Members in Section 11.01(e) (the “Co-Sale Rights”).

(ii) If all or part of the purchase price as stated in the Notice consists of consideration other than cash, then the LLC and the Participating Members shall have the right to purchase the Transfer Securities for cash consideration equal to the sum of the cash consideration, if any, specified in such Notice, plus the fair market value of the non-cash consideration as determined in good faith by the Board.

(e) Right of Co-Sale.

(i) In the event that the LLC and/or the Participating Members do not elect to purchase all of the Transfer Securities pursuant to Sections 11.01(b) and Section 11.01(c), the Transferring Member shall deliver to the LLC and each Preferred Member written notice (the “Co-Sale Notice”) that each Preferred Member shall have the right, exercisable upon written notice (the “Co-Sale Response”) to the Transferring Member within ten (10) days after receipt of the Co- Sale Notice, to participate in such Transfer of the Transfer Securities on the same terms and conditions. Such Co-Sale Response shall indicate the number of Shares such holder desires to sell under such holder’s right to participate. To the extent one or more of the Preferred Members exercise such right of participation in accordance with the terms and conditions set forth below, the number of Transfer Securities that the Transferring Member may sell in the transaction shall be correspondingly reduced.

(ii) Each Preferred Member may sell all or any part of its Shares equal to the product obtained by multiplying (A) the aggregate number of Transfer Securities covered by the Co-Sale Notice by (B) a fraction the numerator of which is the number of Shares owned by such Preferred Member at the time of the Transfer, calculated on an as-converted to Common Share basis, and the denominator of which is the sum of (1) the number of Common Shares owned by the Transferring Member, calculated on an as-converted to Common Share basis, and (2) the number of Shares owned by all of the electing Preferred Members at the time of the Transfer, calculated on an as-converted to Common Share basis.

(iii) Each Preferred Member who elects to participate in the Transfer pursuant to this Section 11.01(e) shall effect its participation in the Transfer by promptly delivering in escrow to the LLC for transfer on behalf of such holder to the prospective purchaser one or more certificates (if any), properly endorsed for transfer, which represent the number of Shares that such holder elects to sell; provided, however, that if the Shares are not certificated, then each holder shall effect its participation by delivering written notice to the LLC and the Transferring Member.

(iv) The certificate or certificates (if any) that the Preferred Member delivers to the LLC pursuant to Section 11.01(e)(iii) shall be transferred to the prospective purchaser on consummation of the sale of Transfer Securities pursuant to the terms and conditions specified in the Co-Sale Notice, and the LLC shall concurrently therewith remit to such Preferred Member that portion of the sale proceeds to which such Preferred Member is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase Shares or other securities from another Preferred Member exercising its Co-Sale Rights hereunder, the Transferring Member shall not sell to such prospective purchaser or purchasers any Transfer Securities unless and until, simultaneously with such sale, such Transferring Member shall purchase such Shares or other securities from such Preferred Member on the same terms and conditions specified in the Co-Sale Notice.

(v) The exercise or non-exercise of the rights of the Preferred Members hereunder to participate in one or more Transfers of Transfer Securities made by the Transferring Member shall not adversely affect their rights to participate in subsequent Transfers of Shares.

(vi) If none of the Preferred Members elects to participate in the sale of Transfer Securities subject to the Co-Sale Notice, the Transferring Member may, not later than thirty (30) days following delivery to the LLC of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of the Transfer Securities covered by the Co-Sale Notice within ten (10) days of such agreement on terms (including the price) and conditions not more favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions more favorable to the proposed transferor than those described in the Co- Sale Notice, as well as any subsequent proposed Transfer of any Shares by the Transferring Member, shall again be subject to the Co-Sale Rights of the Preferred Members and shall require compliance by the Transferring Member with the procedures described in this Section 11.01(e).

(vii) Any participating Preferred Member may withdraw from exercising such participating Preferred Member’s right of co-sale under this Section 11.01(e) in connection with a proposed Transfer at any time prior to the consummation of such Transfer, in which case the number of Transfer Securities that the Transferring Member may sell in the proposed Transfer shall be correspondingly increased to give effect to the non-participation of such Preferred Member.

(viii) Subject to Section 11.01(e)(ix), the aggregate consideration payable to the participating Preferred Members and the Transferring Member shall be allocated based on the number of Transfer Securities sold to the prospective transferee by each participating Preferred Member and the Transferring Member.

(ix) In the event that the proposed Transfer constitutes a Deemed Liquidation Event, the terms of the agreement related to such Transfer shall provide that the aggregate consideration from such Transfer shall be allocated to the participating Preferred Members in accordance with Section 10.04(b).

(f) Termination. The rights and obligations set forth in this Section 11.01 shall not apply in connection with, and shall immediately terminate upon, the earlier of the date of the closing of (i) any sale of Transfer Securities to the public in an offering pursuant to an effective registration statement under the Securities Act (a “Public Offering”) or (ii) a Deemed Liquidation Event.

11.02 Transfers Generally; Permitted Transfers and Prohibited Transferees

(a) Transfers Generally. Subject to compliance with this Agreement and applicable law, Shares may be transferred on the books of the LLC by the surrender to the LLC or its transfer agent of the certificate therefor (if a certificate has been issued in respect thereof) properly endorsed or accompanied by a written assignment or power of attorney properly executed or, in the case of uncertificated Shares, a written assignment or power of attorney properly executed, in each case, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the LLC or its transfer agent may reasonably require. Prior to any proposed Transfer of Shares (other than pursuant to an effective registration statement in accordance with the Securities Act), the holder thereof shall give written notice to the LLC of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the LLC, shall be accompanied by an opinion of counsel reasonably satisfactory to the LLC to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon, subject to compliance with the other terms and conditions set forth in this Agreement, the holder of such Shares shall be entitled to Transfer such Shares in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a Transfer in connection with a Sale of the LLC. Each certificate (if any) representing Shares Transferred as above provided shall bear the legends set forth in Section 3.12, except that such certificate shall not bear such legend if (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the LLC) would be entitled to Transfer such Shares in a public sale without registration under the Securities Act. Notwithstanding anything to the contrary herein, the LLC shall not recognize any Transfer if, in the opinion of counsel to the LLC, such Transfer would result in the LLC being considered a “publicly traded partnership” under Section 7704 of the Code or would otherwise result in the LLC being classified for federal income tax purposes as an association taxable as a corporation.

(b) Permitted Transfers. Notwithstanding the foregoing, the Refusal Rights and the Co-Sale Rights in Section 11.01 shall not apply to (a) any Transfer by a Member to any parent, spouse, descendant (whether natural or adopted) or sibling of, or trust or other vehicle formed solely for the benefit of and controlled by, such Member and/or any one or more of them or any Affiliate, partner, member, stockholder or other equity holder of such Member, (b) any pledge of Shares made by a Member pursuant to a bona fide loan transaction that creates a mere security interest, (c) any bona fide gift by a Member, (d) any repurchase of Shares from a Member by the LLC or (e) any Transfer by a Preferred Member to (i) any of such Preferred Member’s officers, directors, partners, members or other equity owners, or retired partners, retired members or other retired equity owners, or to the estate of any of such Preferred Member’s partners, members or other equity owners or retired partners, retired members or other retired equity owners or (ii) any venture capital fund, private investment vehicle or similar entity that is controlled by or under common control with one or more general partners, managers, or ultimate beneficial owner, or managing members of, or shares the same management company with, such Preferred Member; provided that the transferee shall furnish the LLC and such holders with a written agreement to be bound by and comply with all provisions of this Agreement; and, provided, further, in the case of any Transfer pursuant to clause (a) or (c) above, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer. Notwithstanding anything to the contrary herein, the provisions of Section 11.01 shall not apply to the sale of any Shares to the public in a Public Offering.

(c) Prohibited Transferees. Notwithstanding the foregoing, no Member shall transfer any Transfer Securities to (i) any entity which, in the determination of the Board, directly or indirectly competes with the LLC or any of its subsidiaries; or (ii) any customer, distributor or supplier of the LLC, if the Board should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the LLC or its subsidiaries at a competitive disadvantage with respect to such customer, distributor or supplier. It being agreed that none of Canaan, Atlas, Access, RA Capital, Viking Global Opportunities Illiquid Investments Sub-Master LP, Janus Henderson Global Life Sciences Fund and Janus Henderson Capital Funds Plc-Janus Henderson Global Life Sciences Fund, Perceptive Life Sciences Master Fund, Ltd., Franklin Strategic Series – Franklin Biotechnology Discovery Fund, Boxer Capital, LLC, or MVA Investors, LLC shall be deemed to directly or indirectly compete with the LLC or any of its subsidiaries.

11.03 Drag-Along Right

(a) Definitions. A “Sale of the LLC” shall mean either: (i) a transaction or series of related transactions in which a person, or a group of related persons, acquires Shares from the Members representing more than fifty percent (50%) of the outstanding voting power of the LLC (a “Share Sale”); or (ii) a transaction that qualifies as a Deemed Liquidation Event.

(b) Actions to be Taken. In the event that (i) any time on or after the fifth (5th) anniversary of the date of this Agreement the Required Holders or (ii) any time prior to the fifth (5th) anniversary of the date of this Agreement, (x) the Required Holders and (y) the Board, in either such case, approve a Sale of the LLC in writing, specifying that this Section 11.03 shall apply to such transaction, then, subject to satisfaction of each of the conditions set forth in 11.03(c) below, each Member and the LLC hereby agrees:

(i) if such transaction requires Member approval, with respect to all Shares that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the LLC (together with any related amendment or restatement to this Agreement required to implement such Sale of the LLC) and to vote in opposition to any and all other proposals that could delay or impair the ability of the LLC to consummate such Sale of the LLC;

(ii) if such transaction is a Share Sale, to sell the same proportion of shares of the LLC beneficially held by such Member as is being sold by the Required Holders to the person to whom the Required Holders propose to sell their Shares;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the LLC as shall reasonably be requested by the LLC or the Required Holders (in each such case, whether before or after the consummation of the Sale of the LLC) in order to carry out the terms and provision of this Section 11.03, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the LLC owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the LLC;

(v) to affirmatively waive any and all dissenters and appraisal rights that such Member may have under applicable law in connection with a Sale of the LLC (whether before or after the consummation of the Sale of the LLC) and to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the LLC and (ii) asserting any claim or commencing any suit (x) challenging the Sale of the LLC or this Agreement, or (y) alleging a breach of any fiduciary duty of the Required Holders or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the LLC, or the consummation of the transactions contemplated thereby;

(vi) if the consideration to be paid in exchange for the Shares pursuant to this Section 11.03 includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the LLC may cause to be paid to any such Member in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

(vii) in the event that the Required Holders, in connection with such Sale of the LLC, appoint a Member representative (the “Member Representative”) with respect to matters affecting the Members under the applicable definitive transaction agreements following consummation of such Sale of the LLC, (A) to consent to (1) the appointment of such Member Representative, (2) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (3) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Member Representative in connection with such Member Representative’s services and duties in connection with such Sale of the LLC and its related service as the representative of the Members, and (B) not to assert any claim or commence any suit against the Member Representative or any other Member with respect to any action or inaction taken or failed to be taken by the Member Representative, within the scope of the Member Representative’s authority, in connection with its service as the Member Representative, absent fraud, bad faith, gross negligence or willful misconduct.

(c) Conditions. Notwithstanding anything to the contrary set forth herein, a Member will not be required to comply with Section 11.03(b) above in connection with any proposed Sale of the LLC (the “Proposed Sale”), unless:

(i) any representations and warranties to be made by such Member in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, but not limited to, representations and warranties that (i) the Member holds all right, title and interest in and to the Shares such Member purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Member and delivered to the acquirer and are enforceable (subject to customary limitations) against the Member in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Member in connection with the transaction, nor the performance of the Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Member is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Member such Member is not required to agree (unless such Member is a LLC officer or employee) to any restrictive covenant in connection with the Proposed Sale (including without limitation any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale);

(ii) such Member and its affiliates are not required to amend, extend or terminate any contractual or other relationship with the LLC, the acquirer or their respective affiliates, except that the Member may be required to agree to terminate the investment-related documents between or among such Member, the LLC and/or other Members of the LLC;

(iii) the Member is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the LLC (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the LLC as well as breach by any Member of any identical representations, warranties and covenants provided by all Members);

(iv) the liability for indemnification, if any, of such Member in the Proposed Sale will be limited to the amount of consideration paid and payable to such Member in connection with such Proposed Sale, except with respect to claims related to fraud by such Member, the liability for which need not be limited as to such Member; and

(v) upon the consummation of the Proposed Sale (i) each holder of each class or series of the Shares of the LLC will receive the same form of consideration for their Shares of such class or series as is received by other holders in respect of their Shares of such same class or series of Shares, (ii) each holder of Series B Convertible Preferred Shares or Series A Convertible Preferred Shares will receive the same amount of consideration per Series B Convertible Preferred Share or Series A Convertible Preferred Share, as applicable, as is received by other holders in respect of their Series B Convertible Preferred Shares or Series A Convertible Preferred Shares, as applicable,, (iii) each holder of Common Shares will receive the same amount of consideration per Common Share as is received by other holders in respect of their Common Shares, (iv) each holder of Incentive Shares will receive the same amount of consideration per Incentive Share as is received by other holders in respect of their Incentive Shares, and (v) unless waived pursuant to the terms of this Agreement and as may be required by law, the aggregate consideration receivable by all holders of the Shares shall be allocated among the holders of Preferred Shares, Common Shares and Incentive Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares, the holders of Common Shares and the holders of Incentive Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with this Agreement; provided, however, that, notwithstanding the foregoing provisions of this Section 11.03(c)(v), if the consideration to be paid in exchange for the Shares held by a Member pursuant to this Section 11.03(c)(v) includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the LLC may cause to be paid to any such Member in lieu thereof, against surrender of the Shares held by such Member which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by such Member.

(d) Restrictions on Sales of Control of the LLC. No Member shall be a party to any Share Sale unless (a) all holders of Preferred Shares are allowed to participate in such transaction(s) and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in this Agreement (as if such transaction(s) were a Deemed Liquidation Event), unless the Required Holders elect to allocate the consideration differently by written notice given to the LLC at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

(e) Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President or Chief Executive Officer of the LLC, and a designee of the Required Holders, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board in accordance with Section 4.02 hereto, votes to increase authorized shares pursuant to Section 3.02(c) hereof and votes regarding any Sale of the LLC pursuant to this Section 11.03, and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Sale of the LLC pursuant to and in accordance with the terms and provisions of Section 3.02(c) and this Section 11.03, respectively, or to take any action reasonably necessary to effect Section 3.02(c) and this Section 11.03, respectively. The power of attorney granted hereunder shall authorize the President or Chief Executive Officer of the LLC to execute and deliver the documentation referred to in Section 11.03(b)(iii) on behalf of any party failing to do so within five (5) business days of a request by the LLC. Each of the proxy and power of attorney granted pursuant to this this Section 11.03(e) is given in consideration of the agreements and covenants of the LLC and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or the upon the closing of the LLC’s initial Public Offering or a Deemed Liquidation Event. Each party hereto hereby revokes any and all previous proxies and powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or power of attorney or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

11.04 Tax Efficient Transaction. If the LLC, the Required Holders and/or the Board decide to consummate an initial Public Offering or Sale of the LLC (an “Exit Event”), the LLC shall use reasonable best efforts to structure such an Exit Event in a tax-efficient manner from a U.S. tax perspective for the Members as a whole, including, without limitation, effecting such tax- free mergers, contributions to capital and other transactions as are reasonable and commercially practicable that enable the Members and their equity owners to receive equity interests in the entity effecting the Exit Event in a tax-free transaction from a U.S. tax perspective.

11.05 Termination

The rights and obligations set forth in this Article XI shall immediately terminate upon the closing of the LLC’s initial Public Offering; provided, that that the provisions of Section hereof will continue after the closing of any Sale of the LLC to the extent necessary to enforce the provisions of Section 11.03 with respect to such Sale of the LLC.

ARTICLE XII. Dissolution, Liquidation, and Termination

12.01 Dissolution

Subject to Section 2.05, the LLC shall dissolve and its affairs shall be wound up upon the earliest to occur of the following:

(a) the written consent of the Board and the Required Holders;

(b) the consummation of a Deemed Liquidation Event; and

(c) the entry of a decree of judicial dissolution under the Act.

The LLC shall not dissolve or be terminated upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member. The LLC shall promptly notify the Members of the dissolution of the LLC.

12.02 Liquidation

Upon dissolution of the LLC, the Board shall act as its liquidating trustee or the Board may appoint one or more Managers or Members as liquidating trustee. The liquidating trustee shall proceed diligently to liquidate the LLC, to wind up its affairs and to make final distributions as provided in Section 10.04 and in the Act. The costs of dissolution and liquidation shall be an expense of the LLC. Until final distribution, the liquidating trustee may continue to operate the business and properties of the LLC with all of the power and authority of the Board. As promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause an accounting by a firm of independent public accountants of the LLC’s assets, liabilities, operations and liquidating distributions to be given to the Members.

12.03 Termination

Upon completion of the distribution of LLC assets as provided herein, the LLC shall be terminated, and the Board (or such other person or persons as the Act may require or permit) shall take such other actions as may be necessary to terminate the existence of the LLC.

12.04 Right to Convert to Corporate Form

Notwithstanding anything to the contrary set forth herein, and without any need for consent or approval of any Member other than the prior written consent of the Required Holders, and without provision for any dissenters, appraisal or similar rights (each of which is hereby waived), the Board may, at any time by not less than ten (10) days’ prior written notice given to all Members, cause the LLC to convert to one or more corporations, by such means (including, without limitation, merger or consolidation or other business combination; transfer of all or a part of the LLC’s assets; and/or transfer of the Members’ respective Shares) as the Board may reasonably select. Upon such conversion in accordance with this Section 12.04:

(a) The Shares of each Member shall be exchanged for, or otherwise converted into, shares of capital stock of such corporation or corporations representing an equity interest therein equivalent to such Member’s equity interest in the LLC (including, without limitation, having the same liquidation preferences, conversion rights, preferred return rights and voting rights) but without any right to tax distributions as contemplated by Section 10.03; provided, that the LLC and the Members, in their capacity as Members of the LLC (or stockholders of such converted corporation, as applicable) further agree (i) to effect such a conversion in a manner that is intended to qualify for tax-deferred exchange treatment under Section 351 and/or 368 of the Code (a “Tax-Free Combination”), (ii) the LLC and the Members (or stockholders of such converted corporation) will not take any inconsistent position for financial reporting purposes or on any tax return filed with any governmental authority with respect to the foregoing and (iii) the LLC shall provide to the other parties such information, reports, returns and schedules as may reasonably be required to assist such party in accounting or reporting the transaction as being qualified as a tax-deferred exchange;

(b) The stockholders of such corporation or corporations, and such corporation or corporations, shall enter into a stockholders agreement incorporating the terms of this Agreement and the Rights Agreement; and

(c) Each person that is now or hereafter becomes a Member of the LLC by execution of this Agreement, an amendment hereto or an instrument acknowledging that such person is bound hereby, irrevocably constitutes and appoints the Chief Executive Officer of the LLC and any person designated by the Chief Executive Officer of the LLC to act on its behalf for the purposes of this Section 12.04, and each of them acting singly, such person’s true and lawful agent and attorney-in-fact with full power and authority in such person’s name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices any and all agreements, instruments and other documents (including, without limitation, the organizational documents of the corporation or corporations into which the LLC may be converted as contemplated by this Section 12.04, the agreements among the stockholders of such corporation or corporations and/or such corporation or corporations referred to in this Section 12.04, and instruments of assignment and transfer assigning the assets of the LLC or the Members’ respective Shares in the LLC, as the case may be, to such corporation or corporations in order to effectuate such conversion as contemplated by this Section 12.04) as are necessary or appropriate, in the reasonable opinion of the Chief Executive Officer of the LLC or such person designated by it, to implement and effectuate the provisions of this Section 12.04, which the power of attorney is hereby agreed and acknowledged to be irrevocable and coupled with an interest, in recognition of the fact that President of the LLC will be relying upon the power to act as contemplated by this Section 12.04 in connection with the conversion of the LLC into a corporation or corporations and the other matters contemplated by this Section 12.04, and shall survive any death, retirement, resignation, withdrawal, expulsion, removal, bankruptcy, dissolution or adjudication of incompetence or insanity of any Member until such time as the provisions of this Section 12.04 have been implemented and effectuated to the reasonable satisfaction of the LLC.

ARTICLE XIII. General Provisions

13.01 Offset

Whenever the LLC is obligated to make a distribution or payment to any Member, any amounts that such Member owes the LLC may be deducted from said distribution or payment by the LLC.

13.02 Notices

Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of a facsimile or electronic mail transmission by the recipient. Such notices, requests and consents shall be given (i) to Members at their addresses, fax numbers or electronic mail addresses on Schedule A attached hereto, or such other address, fax number or electronic mail address as a Member may specify by notice to the LLC and to all of the other Members, or (ii) to the LLC at the address of the principal office of LLC specified in Section 1.05 or such other address or fax numbers as the LLC may specify by notice to the Members. Whenever any notice is required to be given by law, the Certificate of Formation or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03 Entire Agreement

This Agreement constitutes the entire agreement of the LLC and the Members relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect to the subject matter of this Agreement, whether oral or written, including, without limitation, the Prior Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed in this Agreement, the Purchase Agreement or the Rights Agreement.

13.04 Consent to Jurisdiction

The parties to this Agreement hereby consent to the exclusive jurisdiction of the federal and state courts of the State of Delaware in connection with any matter or dispute arising under this Agreement or between them regarding the affairs of the LLC and waive any objection they may have to such jurisdiction or to the venue of any such matter or dispute and any claim that such matter or dispute has been brought in an inconvenient forum. Effective service of process may be made upon any Member pursuant to the notice provisions of Section 13.02. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.

13.05 Amendment or Modification

Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), at any time and from time to time, by a written instrument signed by the (a) LLC and (b) the Required Holders; provided that (i) any amendment to, or termination or waiver of, this Section 13.05(i) or Section 4.02(b) that would adversely affect the rights of Canaan to designate or remove the Canaan Manager shall also require the prior written consent of Canaan, (ii) any amendment to, or termination or waiver of, this Section 13.05(ii) or Section 4.02(b) that would adversely affect the rights of Atlas to designate or remove the Atlas Manager shall also require the prior written consent of Atlas, (iii) any amendment to, or termination or waiver of, this Section 13.05(iii) or Section 4.02(b) that would adversely affect the rights of Access to designate or remove the Access Manager shall also require the prior written consent of Access, (iv) any amendment to, or termination or waiver of, this Section 13.05(iv) or Section 4.02(b) that would adversely affect the rights of RA Capital to designate or remove the RA Manager shall also require the prior written consent of RA Capital, (v) Section 11.02(c) and this Section 13.05(v) may only be amended or modified as it relates to the Investors named therein with the prior consent of such Investors; (vi) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any holder of any series of Preferred Shares without the written consent of such holder unless such amendment, modification, termination or waiver applies to all such holders in the same fashion,

(vii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party and (viii) this Agreement may be amended, without the consent of any other party, to add an Incentive Member as a party to this Agreement and to reflect such Incentive Member and such Incentive Member’s Incentive Shares on Schedule A attached hereto in connection with any issuance of Incentive Shares to such Incentive Member. Any amendment or waiver effected in accordance with this Section 13.05 shall be binding upon the LLC and each of the Members and their respective successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

13.06 Binding Effect

Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

13.07 Governing Law; Severability

This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate of Formation or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

13.08 Further Assurances

In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Board.

13.09 Waiver of Certain Rights

Each Member irrevocably waives any right it may have to maintain any action for dissolution of the LLC or for partition of the property of the LLC. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

13.10 Notice to Members of Provisions of this Agreement

By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions of this Agreement and (b) all of the provisions of the Certificate of Formation. Each Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and each Member hereby waives any requirement that any further notice thereunder be given.

13.11 Third Party Beneficiaries

Except as otherwise expressly set forth herein, the provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the LLC or any of its Members or the Managers, except for Members or the Managers in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the LLC or any Member or the Managers.

13.12 Interpretation

For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act. The term “person” as used in this Agreement shall include individuals, partnerships, corporations, trusts, limited liability companies and other entities of whatever nature. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule or strict construction will be applied against any party hereto. In this Agreement, unless a clear intention appears otherwise: (a) the singular number includes the plural number and vice versa; (b) reference to any person includes such person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity or individually; (c) reference to any gender includes each other gender; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; (f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or”; (i) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, schedules or amendments thereto; and (k) section references shall be deemed to refer to all subsections thereof, unless otherwise expressly indicated.

13.13 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method an any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.14 Attorneys’ Fees

If any party to this Agreement shall bring any action, suit, counterclaim or appeal for any relief against another party to this Agreement, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an “Action”), the losing party shall pay to the prevailing party the amount of all reasonable attorneys’ fees and costs incurred in bringing and prosecuting such Action and/or enforcing any judgment, order, ruling or award (collectively, a “Decision”) granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a Decision. Any Decision entered in such Action shall contain a specific provision providing for the recovery of attorneys’ fees and costs incurred in enforcing such Decision. “Prevailing party” within the meaning of this Section 13.14 includes, without limitation, a party that agrees to dismiss an Action on the other party’s payment of the sums allegedly due or performance of the covenants allegedly breached or that obtains substantially the relief sought by it.

13.15 Prior Agreement

Upon the execution hereof by the LLC and the Existing Members, this Agreement shall amend, restate and supersede the Prior Agreement, such that the Prior Agreement shall be of no further force or effect.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

LLC:

DAY ONE BIOPHARMACEUTICALS HOLDING
COMPANY, LLC

By:	/s/ Jeremy Bender
Name:	Jeremy Bender
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBERS:

JANUS HENDERSON GLOBAL LIFE
SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

JANUS HENDERSON CAPITAL FUNDS PLC
ON BEHALF OF ITS SERIES JANUS
HENDERSON GLOBAL LIFE SCIENCES
FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Email:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL
SELECT T. ROWE PRICE SMALL AND MID CAP
BLEND FUND
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or
Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

Address:

Phone:
E-mail:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS—TD HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or
Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President

Address:

Phone:
E-mail:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

INVESTOR:

FRANKLIN STRATEGIC SERIES - FRANKLIN BIOTECHNOLOGY DISCOVERY FUND
By: Franklin Advisers, Inc., its investment manager

By:	/s/ Evan McCulloch
Name: Evan McCulloch
Title: Vice President

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

ATLAS VENTURE FUND XI, L.P.

By: Atlas Venture Associates XI, L.P.,
Its: General Partner By: Atlas Venture Associates XI, LLC,
Its: General Partner

By:	/s/ Ommer Chohan
Name: Ommer Chohan
Title: CFO

Address:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

ATLAS VENTURE OPPORTUNITY FUND I, L.P.

By: Atlas Venture Associates Opportunity I, L.P., its
General Partner

By: Atlas Venture Associates Opportunity I, LLC, its
General Partner

By:	/s/ Ommer Chohan
Name: Ommer Chohan
Title: CFO

Address:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBERS:

BOXER CAPITAL, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

MVA INVESTORS, LLC

By:	/s/ Aaron Davis
Name:	Aaron Davis
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

VIKING GLOBAL OPPORTUNITIES
ILLIQUID INVESTMENTS SUBMASTER LP

By: Viking Global Opportunities Portfolio
GP LLC, its general partner

By:	/s/ Katerina Novak
Name: Katerina Novak
Title: Authorized Signatory

Address:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By: Perceptive Advisors, LLC

By:	/s/ James H. Mannix
Name: James H. Mannix
Title: Chief Operating Officer

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

AI DAY1 LLC

By: Access Industries Management, LLC,
Its: Manager

By:	/s/ Alejandro Moreno
Name:	Alejandro Moreno
Title:	Executive Vice President

By:	Suzette Del Giudice
Name:	Suzette Del Giudice
Title:	Executive Vice President

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

/s/ Julie Papanek Grant
Julie Papanek Grant

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

/s/ Samuel Blackman
Samuel Blackman

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBERS:

BIOTECHNOLOGY VALUE FUND, L.P.

By: BVF I GP LLC, its General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer
Address:

BIOTECHNOLOGY VALUE FUND II, L.P.

By: BVF II GP LLC, its General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	Chief Executive Officer
Address:

BIOTECHNOLOGY VALUE TRADING FUND OS, L.P.

By: BVF Partners OS Ltd., its General Partner

By: BVF Partners L.P., its Sole Member

By: BVF Inc., its General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President
Address:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

RA Capital Healthcare Fund, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

RA Capital NEXUS Fund II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

LOGOS OPPORTUNITIES FUND II, L.P.

By: Logos Opportunities GP, LLC Its General Partner

By:	/s/ Graham Walmsley
Name:	Graham Walmsley
Title:	Managing Member

Address:

By:	/s/ Arsani William
Name:	Arsani William
Title:	Managing Partner

Address:

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

CANAAN XI L.P.

By: Canaan Partners XI LLC, its General Partner

By:	/s/ Tim Shannon
Name: Dr. Tim Shannon
Title: Manager/Member

[Signature Page to Amended and Restated Operating Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

MEMBER:

CANAAN 2020+ CO-INVESTMENT L.P.

By:	Canaan Partners 2020+ Co-Investment LLC,
as General Partner

By:	Canaan Management LLC, its Manager

By:	/s/ John J. Pacifico
Name: John J. Pacifico
Title: Chief Operating Officer

Address:

[Signature Page to Amended and Restated Operating Agreement]